                                                                    Exhibit 10.1


                              INVESTMENT AGREEMENT

                                  BY AND AMONG

                                GLOBALSTAR, L.P.,
                         GLOBALSTAR CAPITAL CORPORATION,
                       GLOBALSTAR SERVICES COMPANY, INC.,
                               GLOBALSTAR, L.L.C.

                                       AND

                  ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

                                   DATED AS OF



                                  MAY 19, 2003

                                 TABLE OF CONTENTS


I. CONTRIBUTION OF ASSETS AND PURCHASE OF SHARES............................       1
      1.1   Contribution of Assets by Debtors...............................       1
      1.2   Excluded Assets.................................................       2
      1.3   Assumption of Liabilities.......................................       2
      1.4   Rejection and Assumption of Contracts...........................       2
      1.5   Transfer Taxes..................................................       2
      1.6   Purchase of Class B Shares......................................       2
      1.7   Closing.........................................................       2
      1.8   Closing Deliveries..............................................       3
      1.9   Exemption from Registration.....................................       3
      1.10  Further Documents or Necessary Action...........................       3

II. REPRESENTATIONS AND WARRANTIES OF THE DEBTORS...........................       3
      2.1   Existence; Authorization, Validity and Effect of Agreement......       3
      2.2   Capitalization of New Globalstar................................       4
      2.3   Ownership of Subsidiaries.......................................       4
      2.4   No Conflict; Required Filings and Consents......................       5
      2.5   SEC Documents...................................................       6
      2.6   No Changes......................................................       6
      2.7   Title to Assets.................................................       6
      2.8   Globalstar FCC Licenses.........................................       6
      2.9   Intellectual Property...........................................       6
      2.10  No Brokers......................................................       7
      2.11  Non-Debtor Entity Liabilities and Obligations...................       7
      2.12  Scope of Partnership Representations............................       7

III. REPRESENTATIONS AND WARRANTIES OF INVESTOR.............................       7
      3.1   Existence; Authorization, Validity and Effect of Agreement......       7
      3.2   Capitalization of New Globalstar................................       8
      3.3   No Conflict; Required Filings and Consents......................       8
      3.4   No Brokers......................................................       8
      3.5   Sufficient Funds................................................       8
      3.6   Investment Intent...............................................       8
      3.7   Investor Sophistication; Etc....................................       9
      3.8   Ownership of Securities.........................................       9
      3.9   Access to Information...........................................       9
      3.10  Forecasts and Projections.......................................       9
      3.11  Scope of Investor Representations...............................       9

IV. COVENANTS...............................................................       9
      4.1   Deposit of Funds................................................       9
      4.2   Inspection of Records...........................................      10
      4.3   Confidentiality.................................................      10
      4.4   Publicity.......................................................      10
      4.5   Further Action..................................................      10
      4.6   Filings with Governmental Entities..............................      10
      4.7   Notification....................................................      11
      4.8   Conduct of Business.............................................      11
      4.9   Exchange Act Registration; Securities Exchange Listing..........      13
      4.10  Right to Participate in Offering of Equity Securities...........      13

                                TABLE OF CONTENTS
                                   (continued)


                                                                                PAGE

      4.11  Formation of New Globalstar.....................................      14
      4.12  Employees.......................................................      14
      4.13  Funding of Expenses.............................................      14
      4.14  Chapter 11 Cases Assistance.....................................      15
      4.15  Right to Participate in First Public Offering...................      15

V. CONDITIONS TO CLOSING....................................................      15
      5.1   Conditions to Each Party's Obligations..........................      15
      5.2   Conditions to Obligations of Debtors............................      16
      5.3   Conditions to Obligations of Investor...........................      16

VI. NO SURVIVAL.............................................................      17

VII. TERMINATION............................................................      18
      7.1   Termination by Mutual Consent...................................      18
      7.2   Termination by Investor.........................................      18
      7.3   Termination by the Debtors......................................      18
      7.4   Effect of Termination...........................................      19

VIII. GENERAL PROVISIONS....................................................      19
      8.1   Notices.........................................................      19
      8.2   Assignment; Binding Effect......................................      20
      8.3   Entire Agreement................................................      21
      8.4   Amendment.......................................................      21
      8.5   Governing Law...................................................      21
      8.6   Counterparts....................................................      21
      8.7   Headings........................................................      21
      8.8   Certain Definitions/Interpretations.............................      21
      8.9   Waivers.........................................................      27
      8.10  Jurisdiction; Consent to Service of Process.....................      27
      8.11  Severability....................................................      28
      8.12  WAIVER OF JURY TRIAL............................................      28
      8.13  No Strict Construction..........................................      28


Exhibits

Exhibit 1.2.    Excluded Assets
Exhibit 1.3.    Assumed Liabilities
Exhibit 4.13    Approved Post-Closing Budget
Exhibit A       New Globalstar Certificate of Incorporation
Exhibit B       New Globalstar Bylaws

                              INVESTMENT AGREEMENT

      This INVESTMENT AGREEMENT (this "Agreement") is dated as of May 19, 2003, by and among Globalstar, L.P., a Delaware limited partnership (the "Partnership"), Globalstar Capital Corporation, a Delaware corporation ("Globalstar Capital"), Globalstar Services Company, Inc., a Delaware corporation ("Globalstar Services"), and Globalstar, L.L.C., a Delaware limited liability company ("Globalstar LLC") and ICO Global Communications (Holdings) Limited, a Delaware corporation ("Investor"). Capitalized terms used but not defined elsewhere in the text of this Agreement are defined in Section 8.8 hereof.

      WHEREAS, the Partnership, Globalstar Capital, Globalstar Services and Globalstar LLC (collectively, the "Debtors") have filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and the Debtors' chapter 11 cases (collectively, the "Chapter 11 Cases") are being jointly administered in case no. 02-10499 (PJW) for procedural purposes;

      WHEREAS, the Debtors have entered into a Credit Agreement, dated as of the date of this Agreement (the "DIP Facility"), with a wholly owned, special purpose Subsidiary of Investor (the "Investor DIP Lender"), pursuant to which Investor DIP Lender has agreed to lend up to $35,000,000 to the Debtors on the terms and subject to the conditions contained therein including, the Bankruptcy Court's approval of the transactions contemplated by this Agreement;

      WHEREAS, on the terms and subject to the approval of the Bankruptcy Court pursuant to Sections 105, 363 and 165 of the Bankruptcy Code and the other conditions contained herein, the Debtors will contribute to a newly formed Delaware corporation ("New Globalstar") substantially all of their assets, free and clear of any and all Liens (including without limitation any and all Claims) other than Permitted Liens, in exchange for 4,600,000 shares of Class A Common Stock, par value $0.01 per share, of New Globalstar, which shall represent 46% of the then outstanding stock of New Globalstar and shall be entitled to one vote per share ("Class A Shares"), and the assumption by New Globalstar of certain obligations and liabilities including all obligations under the DIP Facility; and

      WHEREAS, on the terms and subject to the approval of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code and the other conditions contained herein, Investor will purchase, and New Globalstar will issue to Investor, 5,400,000 shares of Class B Common Stock, par value $0.01 per share, of New Globalstar, which shall represent 54% of the then outstanding stock of New Globalstar and shall be entitled to 3.407 votes per share ("Class B Shares");

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

      I. CONTRIBUTION OF ASSETS AND PURCHASE OF SHARES

            1.1 Contribution of Assets by Debtors. On the terms and subject to the conditions set forth in this Agreement and the Approval Order, as of the Closing, each Debtor shall contribute, assign, transfer, convey and deliver to New Globalstar, and New Globalstar shall acquire and accept from each Debtor, all of the properties, assets, claims, cash and cash equivalents and rights of every nature, tangible and intangible, real and personal, whether accrued, contingent or otherwise, of such Debtor, including without limitation the stock of any non-Debtor Subsidiaries of any Debtor, other than the Excluded Assets

(the properties, assets and rights contributed pursuant to this Section 1.1 being referred to herein as the "Assets") in exchange for the Class A Shares.

            1.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1, the Debtors shall retain and not transfer, and New Globalstar shall not accept or acquire, those properties, assets or rights of the Debtors listed or described in Exhibit 1.2 (the "Excluded Assets"). Investor may supplement Exhibit 1.2 to add (a) the rights under, or interests in, any prepetition executory contract or unexpired lease to which a Debtor is a party by delivery of a written notice to the Debtors delivered at least 10 Business Days prior to Closing and (b) other assets of the Debtor by delivery of a written notice to the Debtors delivered no later than May 30, 2003.

            1.3 Assumption of Liabilities. Contemporaneously with Debtors' contribution of the Assets to New Globalstar, as of the Closing Date, New Globalstar shall assume, and thereafter shall discharge and perform when due, only those liabilities and obligations of the Debtors specified on Exhibit 1.3 attached hereto (collectively, the "Assumed Liabilities"). Exhibit 1.3 shall identify all of Debtors' post-petition contracts. New Globalstar is not assuming, and shall not be deemed to have assumed, any liabilities or obligations of the Debtors other than the Assumed Liabilities. Except for the Assumed Liabilities and as otherwise provided in Section 4.13, New Globalstar shall have no obligation for or with respect to any liability or obligation of the Debtors of any nature whatsoever, whether accrued or fixed, absolute or contingent, known or unknown, and whether incurred prior to, on, or after the Closing Date.

            1.4 Rejection and Assumption of Contracts. The Debtors will reject any executory contract or unexpired lease listed on Exhibit 1.2. The Debtors will not reject any executory contract or unexpired lease that is not listed on
Exhibit 1.2 without the prior consent of Investor. Upon the request of Investor, the Debtors will cooperate with and provide reasonable assistance to Investor and New Globalstar in their efforts to negotiate acceptable terms and conditions of adequate assurance of future payment, assumption and/or modification of any of the contracts or leases not listed on Exhibit 1.2 with the parties to any such contracts or leases.

            1.5 Transfer Taxes. In accordance with the Approval Order, neither the Debtors nor New Globalstar shall have any obligations with respect to any state or local transfer taxes arising from the transactions contemplated by this Agreement.

            1.6 Purchase of Class B Shares. On the terms and subject to the conditions set forth in this Agreement and the Approval Order, on the Closing Date, New Globalstar shall issue and sell to Investor, and Investor shall purchase from New Globalstar the Class B Shares in exchange for (a) a cash payment by Investor to New Globalstar in an amount equal to the difference between $55,000,000 and the aggregate amounts loaned to the Debtors pursuant to the DIP Facility (the "Cash Purchase Price") and (b) the cancellation of all amounts loaned and interest accrued thereon, and all other obligations, under the DIP Facility (the "Loan Cancellation").

            1.7 Closing. The closing of the transactions contemplated by Section
1.1 and Section 1.6 (the "Closing") will take place at the offices of Jones Day, 222 E. 41st Street, New York, New York at 10:00 a.m. local time on the date on which all of the conditions (other than the conditions to be satisfied concurrently with the Closing) set forth in Article V have been satisfied or waived (or such other date, time and place to which the parties to this Agreement may agree in writing). The date on which the Closing occurs is referred to herein as the "Closing Date."

            1.8 Closing Deliveries. At the Closing:

            (a) Each of the Debtors shall deliver the certificate of an executive officer as required pursuant to Section 5.3(c) and the Transfer Documents as required pursuant to Section 5.3(e);

            (b) Investor shall deliver to New Globalstar (i) the Cash Purchase Price in immediately available funds, (ii) an agreement evidencing the Loan Cancellation and (iii) the certificate of an executive officer as required pursuant to Section 5.2(d); and

            (c) New Globalstar shall deliver (i) to the Debtors validly issued certificates representing the Class A Shares, and (ii) to Investor validly issued certificates representing the Class B Shares.

            1.9 Exemption from Registration. The Class A Shares and Class B Shares will be issued under an exemption or exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"). The certificate(s) evidencing the Class A Shares and Class B Shares shall, upon issuance, contain the following legend (in addition to any other legends required to be placed thereon by applicable state blue sky or securities Laws):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT AND ANY APPLICABLE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Upon the distribution of the Class A Shares to holders of Claims against the Debtors pursuant to a plan of reorganization of the Debtors and subject to compliance with and in accordance with Section 1145 of the Bankruptcy Code, New Globalstar shall, or shall cause the transfer agent for the Class A Common Stock, par value $0.01 per share, of New Globalstar to, effect the transfer of the Class A Shares from the Debtors to such holders in accordance with the written instructions of the Debtors and the certificates evidencing Class A Shares so transferred shall not contain any legend.

            1.10 Further Documents or Necessary Action. The Debtors, Investor and New Globalstar, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby. On or after the Closing Date, if any further action is necessary or desirable to carry out the purposes of this Agreement and to vest New Globalstar with sole title to the Assets, the Debtors, Investor and New Globalstar shall take all such necessary or appropriate action. Except as otherwise provided in Section 4.13, each such party shall bear its own costs and expenses in connection with any such further actions.

               II. REPRESENTATIONS AND WARRANTIES OF THE DEBTORS

      Each of the Debtors hereby represents and warrants to Investor, except as set forth in the Partnership Disclosure Letter, as follows:

            2.1 Existence; Authorization, Validity and Effect of Agreement. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Partnership that is a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; each Subsidiary of the

Partnership that is a limited liability company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; and each Subsidiary of the Partnership that is a limited partnership is duly organized and validly existing under the laws of the jurisdiction of its formation. Each of the Partnership and its Subsidiaries (a) is duly qualified or licensed as a foreign corporation, limited liability company or limited partnership, as applicable, in each jurisdiction in which its ownership of properties or the conduct of its business requires such qualification or licensing, except for failures to be so qualified or licensed that, individually or in the aggregate, would not have a Partnership Material Adverse Effect, (b) has all requisite corporate, limited liability company or limited partnership, as applicable, power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and conduct its business as now or currently proposed to be conducted, (c) is in compliance with its certificate of incorporation, bylaws, certificate of formation of limited liability company, limited liability company agreement, certificate of limited partnership, partnership agreement or equivalent organizational documents, as applicable, (d) is in compliance with all Laws applicable to it or to which any of its properties are subject, except for such noncompliance as, individually or in the aggregate, would not have a Partnership Material Adverse Effect, and (e) has made all necessary filings with, and has given all necessary notices to, the FCC to the extent required for ownership and use with respect to Globalstar FCC Licenses, except for any failures to file or give such notice that, individually or in the aggregate, would not have a Partnership Material Adverse Effect. Subject to the entry of the Approval Order:
(x) each Debtor has the requisite limited partnership, limited liability company or corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents contemplated hereby to be executed and delivered by it; (y) this Agreement and the consummation by the Debtors of the transactions contemplated hereby have been duly authorized by all requisite partnership, limited liability company or corporate action; and (z) this Agreement has been duly and validly executed and delivered by each Debtor and constitutes the valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar Laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            2.2 Capitalization of New Globalstar. To the Knowledge of each Debtor, as of the Closing Date and upon issuance of the Class A Shares and Class B Shares pursuant to this Agreement, the Class A Shares and Class B Shares will constitute all of the issued and outstanding shares of common stock of New Globalstar, and, no preferred stock or options, warrants or other rights to acquire, or any securities convertible into or exchangeable for, any equity securities of New Globalstar will be outstanding.

            2.3 Ownership of Subsidiaries.

            (a) The Partnership does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other Person, other than the Subsidiaries of the Partnership. The Partnership Disclosure Letter lists the exact legal name of each Subsidiary of the Partnership, the jurisdiction of incorporation or formation of each Subsidiary of the Partnership, and the authorized (in the case of capital stock) and outstanding capital stock or other equity interests of each Subsidiary of the Partnership.

            (b) All outstanding capital stock or other equity interests of each Subsidiary of the Partnership are owned directly or indirectly by the Partnership, free and clear of all Liens. All outstanding shares of capital stock owned by the Partnership of each Subsidiary of the Partnership that is a corporation have been validly issued and are fully paid and nonassessable. All limited liability company interests owned by the Partnership of each Subsidiary of the Partnership that is a limited liability company and all partnership interests owned by the Partnership of each Subsidiary of the Partnership that is a limited partnership have been validly issued and are fully paid (to the extent required as of the date of this Agreement). No shares of capital stock or other equity interests of any Subsidiary of the Partnership are subject to, nor have any been issued in violation of, preemptive or similar rights.

            (c) There are not (and as of the Closing Date there will not be) outstanding (i) any shares of capital stock or other equity securities of any Subsidiary of the Partnership, (ii) any securities of any Subsidiary of the Partnership convertible into or exchangeable for shares of capital stock or other equity securities of any Subsidiary of the Partnership, or (iii) any options or other rights to acquire from the Partnership or any of its Subsidiaries, or any obligation of the Partnership or any of its Subsidiaries to issue or sell, any shares of capital stock or other equity securities of any Subsidiary of the Partnership or any securities convertible into or exchangeable for such capital stock or equity securities.

            (d) Neither the Partnership nor any of its Subsidiaries is a party to, and to the Knowledge of the Debtors, there is not, any agreement restricting the transfer or hypothecation of any capital stock or equity interests of any Subsidiary of the Partnership.

            2.4 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Debtors do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Debtors will not, in each case, (i) conflict with or violate the certificate of limited partnership, partnership agreement, certificate of formation of limited liability company, limited liability company agreement, certificate of incorporation, bylaws or equivalent organizational documents of the Debtors or any of their respective Subsidiaries, as applicable (as they may be amended or adopted pursuant to the Approval Order, as applicable), (ii) subject to the entry of the Approval Order and approval by the Federal Communications Commission (the "FCC"), conflict with or violate any Law or order, judgment, injunction or decree ("Order") applicable to the Debtors or any of their respective Subsidiaries, or by which any property or asset of any Debtor or any of their respective Subsidiaries is bound or affected, or
(iii) subject to the entry of the Approval Order, conflict with or violate or result in a breach or default under any contract, agreement or instrument binding upon the Debtors or any of their respective Subsidiaries (excluding contracts, agreements and instruments that have been or will be rejected in connection with the Chapter 11 Cases), except, in the case of clauses (ii) and
(iii), for any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not have a Partnership Material Adverse Effect.

            (b) The execution and delivery of this Agreement by the Debtors do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Debtors will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority, including any department, commission, board, bureau, agency or instrumentality of such authority, or any court or tribunal (each a "Governmental Entity"), except (i) for (A) the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"),
(B) the applicable notification requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (C) the applicable notification or approval requirements, if any, of the FCC, the United States Department of Defense (the "DoD"), the Federal Bureau of Investigation (the "FBI"), the United States Department of Justice (the "DoJ") and (D) the entry of the Approval Order and
(ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

            2.5 SEC Documents. The Partnership has timely filed, and on the Closing Date will have timely filed, all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2002. All Partnership Reports, as of their respective dates, to the Knowledge of the Partnership, (a) complied, or will comply, in all material respects with the applicable requirements of the Exchange Act and (b) did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in the preceding sentence does not apply to (a) any misstatement or omission in (i) any Partnership Report filed prior to the date of this Agreement that was superseded by a subsequent Partnership Report filed prior to the date of this Agreement or (ii) any Partnership Report filed after the date of this Agreement that is superseded by a subsequent Partnership Report filed prior to the Closing Date or (b) any financial forecasts or projections included in the Partnership Reports. To the Knowledge of the Partnership, the consolidated financial statements of the Partnership included in the Partnership Reports were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Partnership and its Subsidiaries, as of the dates thereof (subject, in the case of any unaudited statements, to the absence of footnotes and to normal year-end audit adjustments). As of the time of the filing of any relevant Partnership Report, to the Knowledge of the Partnership, the financial forecasts or projections included in such Partnership Report (as qualified and limited in the Partnership Report) were made by management of the Partnership in good faith and on a reasonable basis, except for any failure to make the financial forecasts or projections in good faith and on a reasonable basis that would not have a Partnership Material Adverse Effect. No Subsidiary of the Partnership is currently required to file any periodic reports with the SEC under the Exchange Act.

            2.6 No Changes. Since the date of the last Partnership Report, through the date of this Agreement, except as otherwise provided in this Agreement or in connection with the transactions contemplated hereby, neither the Partnership nor any of its Subsidiaries has taken any action described in any of clauses (a) through (q) of the last sentence of Section 4.8.

            2.7 Title to Assets. At the Closing, the Debtors will convey to New Globalstar title to the Assets. Immediately after the Closing, the Assets and the assets of Non-Debtor Entities shall be free and clear of any Liens, other than Permitted Liens.

            2.8 Globalstar FCC Licenses. The Partnership Disclosure Letter lists all of the Globalstar FCC Licenses. As of the date hereof, (a) the party designated on the Partnership Disclosure Letter as the holder of a Globalstar FCC License is the authorized legal holder, free and clear of any Liens, of such Globalstar FCC License, true and correct copies of which have been provided to Investor and New Globalstar, and (b) the Globalstar FCC Licenses are valid and in full force and effect. There is not pending, nor to the Knowledge of any Debtor, threatened, against the holder of a Globalstar FCC License, or against the Globalstar FCC Licenses, any application, action, petition, objection or other pleading, or any proceeding with the FCC which questions or contests the validity of, or seeks the revocation, non-renewal or suspension of, any of the Globalstar FCC Licenses, which seeks the imposition of any modification or amendment with respect thereto, or which adversely affects the ability of the holder of such Globalstar FCC License to employ the Globalstar FCC Licenses in its business or seeks the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any Globalstar FCC License.

            2.9 Intellectual Property. To the Knowledge of each Debtor, each of the Debtors and their respective Subsidiaries owns or licenses or otherwise has the right to use all Intellectual Property that is necessary for the operation of their respective businesses and that the Debtors reasonably anticipate is likely to be used in their respective businesses or otherwise held by the Debtors and their respective

Subsidiaries, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Debtors or any of their Subsidiaries, except where the failure to so own or license or otherwise obtain the right to use, individually or in the aggregate, would not have a Partnership Material Adverse Effect or where any such infringement or conflict, individually or in the aggregate, would not have a Partnership Material Adverse Effect. To the Knowledge of any Debtor, (a) no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, in the ordinary course of business by the Debtors or any of their Subsidiaries infringes upon or conflicts with any rights owned by any other Person, except where any such infringement or conflict, individually or in the aggregate, would not have a Partnership Material Adverse Effect, and (b) as of the date of this Agreement, no material claim or litigation regarding any of the foregoing is pending or threatened.

            2.10 No Brokers. None of the Debtors or any of their Subsidiaries has entered into any contract, arrangement or understanding with any Person that may result in the obligation of the Debtors or any of their Subsidiaries, Investor or New Globalstar to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations incident to this Agreement or the consummation of the transactions contemplated hereby, except that the Partnership has retained Jefferies & Company, Inc. ("Jefferies") as its financial advisor. The arrangements regarding such relationship have been described in the Partnership Disclosure Letter and a copy of the engagement letter relating thereto has been provided to Investor prior to the date of this Agreement. Except as otherwise provided in Section 4.13, the Debtors will pay all amounts owed pursuant to the foregoing arrangements.

            2.11 Non-Debtor Entity Liabilities and Obligations. Except for such liabilities or obligations arising after the date of this Agreement that are not violative of Section 4.8, none of the Non-Debtor Entities have any liabilities or obligations (whether accrued or unaccrued, absolute or contingent, or due or to become due), individually or in the aggregate, in excess of $10,000 other than those incurred in the ordinary course of business consistent with past practices and there is no basis for any claim, suit or action against any of the Non-Debtor Entities for any such liability or obligation. Except for such contracts entered into after the date of this Agreement that are not violative of Section 4.8, none of the Non-Debtor Entities are party to any contract other than contracts entered into in the ordinary course of business consistent with past practices.

            2.12 Scope of Partnership Representations. Except as and to the extent expressly set forth in this Agreement (together with the Partnership Disclosure Letter and the agreements and certificates contemplated hereby), no Debtor makes any representations or warranties whatsoever, and each Debtor disclaims all liability and responsibility for any representation, warranty or statement made or information communicated (whether such representation, warranty, statement or communication was made orally or in writing) to Investor.

                III. REPRESENTATIONS AND WARRANTIES OF INVESTOR

      Investor represents and warrants to the Debtors as follows:

            3.1 Existence; Authorization, Validity and Effect of Agreement. Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Investor has the requisite corporate power and authority to execute and deliver this Agreement and to execute and deliver all agreements, instruments and documents contemplated hereby to be executed and delivered by it. This Agreement and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Investor and constitutes the valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except that (a) such enforceability may be subject to applicable bankruptcy, insolvency or other similar Laws now or hereafter in effect affecting creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            3.2 Capitalization of New Globalstar. To the Knowledge of Investor, as of the Closing Date and upon issuance of the Class A Shares and Class B Shares pursuant to this Agreement, the Class A Shares and Class B Shares will constitute all of the issued and outstanding shares of common stock of New Globalstar, and, no preferred stock or options, warrants or other rights to acquire, or any securities convertible into or exchangeable for, any equity securities of New Globalstar will be outstanding.

            3.3 No Conflict; Required Filings and Consents.

            (a) The execution, delivery and performance of this Agreement by Investor do not, and the consummation by Investor of the transactions contemplated hereby will not, (i) conflict with or violate the certificates of incorporation, bylaws or equivalent organizational documents of Investor or any of its Subsidiaries, (ii) subject to entry of the Approval Order and approval by the FCC, conflict with or violate any Law or Order applicable to Investor or any of its Subsidiaries, or by which any property or asset of Investor or any of its Subsidiaries is bound or affected, or (iii) conflict with or violate or result in a breach or default under any contract, agreement or instrument binding upon Investor or any of its Subsidiaries, except, in the case of clauses (ii) and
(iii), for any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not have an Investor Material Adverse Effect.

            (b) The execution and delivery of this Agreement by Investor do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by Investor will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act,
(B) the applicable notification requirements, if any, of the HSR Act, and (C) the applicable notification or approval requirements, if any, of the FCC, the DoD, the FBI, the DoJ and the Applicable Foreign Authorities and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have an Investor Material Adverse Effect.

            3.4 No Brokers. Neither Investor nor any of its Subsidiaries has entered into any contract, arrangement or understanding with any Person that may result in the obligation of the Debtors, Investor, New Globalstar or any of their respective Subsidiaries to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations incident to this Agreement or the consummation of the transactions contemplated hereby.

            3.5 Sufficient Funds. Investor DIP Lender has, or will have with funds made available to it by Investor, sufficient funds available to make advances to the Debtors under the DIP Facility, in accordance with its terms, prior to the Closing, and Investor has sufficient funds to pay the Cash Purchase Price payable by Investor in accordance with Section 1.6.

            3.6 Investment Intent. Investor is purchasing the Class B Shares in accordance with Section 1.6 hereof for its own account and for investment purposes, and does not intend to redistribute the Class B Shares. Investor acknowledges that the Class B Shares have not been registered under the

Securities Act, or any state blue sky or securities Laws, and that the subsequent transfer of the Class B Shares may be subject to compliance with such Laws.

            3.7 Investor Sophistication; Etc. Investor is a sophisticated investor and has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of an investment in the Class B Shares. Investor is not organized for the specific purpose of acquiring the Class B Shares in accordance with Section 1.6 hereof. Investor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            3.8 Ownership of Securities. Other than as contemplated by this Agreement or the DIP Facility and except for the Globalstar, L.P. 11.25% bonds due June 15, 2004, that Investor owns as previously disclosed to the Debtor in writing and for its interest under the Existing DIP Loan Agreement, as of the date of this Agreement none of Investor or any of its Affiliates beneficially owns any Claims against, or equity securities of any Debtor or any direct or indirect options, warrants or other rights to acquire, or any security convertible into or exchangeable for, any Claims against or equity securities of any Debtor.

            3.9. Access to Information. Investor acknowledges that, to its Knowledge, it and its representatives have received or been afforded the opportunity to review prior to the date of this Agreement all materials that Investor requested the Partnership to deliver or make available, as the case may be, to Investor and its representatives in connection with entering into this Agreement. Investor acknowledges that, to its Knowledge, it and its representatives have been permitted full and complete access to the books and records, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Partnership and its Subsidiaries that it or its representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of the Partnership.

            3.10 Forecasts and Projections. Investor acknowledges that any forecasts or projections included in any Partnership Report are not to be viewed as facts and that actual results achieved by the Partnership or any of its Subsidiaries during the period or periods covered by any such forecasts or projections may vary materially from those contained in such forecasts or projections. Without limiting the generality of Section 2.12 or the immediately preceding sentence, Investor acknowledges that none of the Partnership, its Affiliates or any of their respective directors, officers, stockholders, managers, members, partners, employees, agents or representatives has made any representation or warranty concerning any future revenues, costs, expenditures, cash flows, results of operations, financial condition or prospects of the Partnership or any of its Subsidiaries.

            3.11 Scope of Investor Representations. Except as and to the extent expressly set forth in this Agreement (together with the agreements and certificates contemplated hereby), Investor makes no representations or warranties whatsoever, and disclaims all liability and responsibility for any representation, warranty or statement made or information communicated (whether such representation, warranty, statement or communication was made orally or in writing) to the Debtors and New Globalstar.

                                 IV. COVENANTS

            4.1 Deposit of Funds. Immediately after execution of this Agreement, Investor shall deposit $55,000,000 in a segregated account. Unless and until this Agreement and the DIP Facility are terminated, no amounts shall be withdrawn from such account except to fund borrowings under the DIP Facility and to pay the Cash Purchase Price.

            4.2 Inspection of Records. During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement in accordance with Section 7.1, 7.2 or 7.3 (the "Pre-Closing Period"), the Debtors will (a) allow all designated officers, attorneys, accountants and other representatives of Investor reasonable access at reasonable times to the officers, key employees, accountants and other representatives of the Debtors and any of their Subsidiaries and the books and records of the Debtors and any of their Subsidiaries and (b) furnish to Investor and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period Investor may designate, by written notice to the Partnership, one or more individuals to be present at the principal executive offices of the Partnership during the Partnership's regular business hours and, at no cost to Investor, the Partnership will provide one such designee to be identified by Investor in writing (the "Investor Representative") with appropriate office space and reasonable secretarial support.

            4.3 Confidentiality. Information obtained by the Investor pursuant to Section 4.2 shall be subject to the provisions of the Confidentiality Agreement, provided that the Confidentiality Agreement shall automatically terminate as of the Closing.

            4.4 Publicity. The initial press release relating to this Agreement will be in the form of a joint press release agreed to by Investor and the Debtors, and thereafter Investor, the Partnership and New Globalstar will, subject to their respective legal obligations, consult with the others and use reasonable efforts to agree, in advance, upon the text of any press release or other public statements with respect to the transactions contemplated hereby, including those contained in any filings with any Governmental Entity or with any securities exchange or similar body.

            4.5 Further Action. The Debtors and Investor will use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers and promptly, after the date of this Agreement, make all filings with the Bankruptcy Court, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and make effective the transactions contemplated hereby and thereby.

            4.6 Filings with Governmental Entities.

            (a) The Debtors and Investor will comply with the Laws that are applicable to any of the transactions contemplated hereby and pursuant to which government notification or approval of such transactions is necessary. The Debtors and Investor will cooperate with each other and use their respective commercially reasonable efforts to provide information required for this purpose and to promptly file with the appropriate Governmental Entities all required notifications and applications seeking all required approvals. The Debtors and Investor will use their respective commercially reasonable efforts to resolve objections, if any, that are asserted by any Governmental Entity with respect to the transactions contemplated hereby.

            (b) Without limiting the generality or effect of Section 4.6(a), (i) the Debtors and Investor will, as soon as practicable after the date of this Agreement, (A) file any required Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the DoJ (the "Antitrust Division"), (B) make or cause to be made all filings and applications which are required by the FCC requesting the FCC's written consent to the transfer of the Globalstar FCC Licenses to New Globalstar (the "FCC Applications") and (C) file any additional required notifications or applications, if any, with the FCC, DoD, FBI and DoJ and (ii) the Debtors and Investor will use their respective commercially reasonable efforts to prosecute expeditiously the FCC Applications and to respond as promptly as practicable to all inquiries received from any such Governmental Entity for additional information or documentation.

            (c) During the Pre-Closing Period, the Debtors shall not make any filings with the FCC or agree to any proposal, settlement, amendment or alteration with the FCC, with respect to the Globalstar FCC Licenses without prior consultation with Investor.

            4.7 Notification.

            (a) During the Pre-Closing Period, the Partnership shall promptly notify Investor in writing if any Debtor becomes aware of any fact or condition that makes the satisfaction of the conditions in Article V impossible or unlikely. No such notice will be deemed to have amended the Partnership Disclosure Letter, to have qualified any of the Debtors' representations and warranties contained herein and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such fact, condition or occurrence.

            (b) During the Pre-Closing Period, Investor shall promptly notify the Debtors in writing if Investor becomes aware of any fact or condition that makes the satisfaction of the conditions in Article V impossible or unlikely. No such notice will be deemed to have qualified any of the representations and warranties of Investor contained herein and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such fact, condition or occurrence.

            4.8 Conduct of Business. During the Pre-Closing Period, (a) except
(i) as otherwise provided in this Agreement, and (ii) for payment of the restructuring expenses as identified in the Approved Budget, the Debtors will, and will cause each of their respective Subsidiaries to, conduct their operations in the ordinary and usual course of business consistent with past practice (including managing their working capital in accordance with its past practice and custom) and (b) the Debtors will use their commercially reasonable efforts to keep the Investor Representative generally informed on a timely basis, and to consult with the Investor Representative, regarding all such operations. Without limiting the generality or effect of the foregoing, during the Pre-Closing Period, the Debtors will, and will cause each of their respective Subsidiaries to, use their respective reasonable best efforts to: (a) preserve intact their business organizations; (b) keep available the services of their officers and employees; (c) continue in full force and effect without material modification all existing material policies or binders of insurance currently maintained in respect of the Debtors and their Subsidiaries; (d) pay their post-petition debts and trade and other accounts payable punctually when and as the same shall become due and payable and perform and observe, in all material respects, their duties and obligations under all material contracts that have been assumed in the Chapter 11 Cases, in each case in accordance with past practice during the Chapter 11 Cases; and (e) maintain their relationships and goodwill with suppliers, distributors, customers, landlords, employees, agents and others having business relationships with them, in each case in accordance with past practice during the Chapter 11 Cases. Without limiting the generality or effect of the foregoing, during the Pre-Closing Period, except as otherwise provided in this Agreement, the Debtors will not, and will not permit any of their respective Subsidiaries to, without the prior written consent of Investor (which consent will not be unreasonably withheld or delayed):

            (a) amend or modify their partnership agreements, limited liability company agreements, certificates of incorporation, bylaws or other equivalent organizational documents in any material respect from their form on the date of this Agreement;

            (b) change any salaries or other compensation of, or pay any bonuses to, any director, officer or employee or enter into any employment, severance, or similar agreement with any director, officer or employee except for cost of living, normal merit, and promotional increases in the ordinary course and consistent with past practices;

            (c) adopt or increase any benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

            (d) enter into (i) any lease or leases resulting in a commitment or obligation, individually or in the aggregate, in excess of $250,000, or (ii) any other contract or commitment or related contracts or commitments resulting in an obligation, individually or in the aggregate, in excess of $250,000, except such leases, contracts and commitments that are entered into in the ordinary course of business consistent with past practice;

            (e) incur, assume or guarantee any debt or debts or other obligation or obligations, individually or in the aggregate, in excess of $250,000, except accounts payable incurred in the ordinary course of business consistent with past practice;

            (f) cancel or waive any claims or rights having a value, individually or in the aggregate, reasonably expected to be in excess of $250,000;

            (g) enter into (i) any contract with any existing or prospective independent gateway operator, (ii) any contracts for services other than with existing or future customers of Debtors in the ordinary course of business consistent with past practices, (iii) any contracts granting rights to any Intellectual Property of Debtors, (iv) any agreement with Loral Space & Communications Ltd. ("Loral"), or (v) any agreement with QUALCOMM;

            (h) set aside or pay any dividend or make any other distribution with respect to equity interests in the Partnership or any of its Subsidiaries or repurchase, redeem or otherwise acquire, directly or indirectly, any outstanding equity interests in, or other securities of, New Globalstar, the Partnership or any of its Subsidiaries;

            (i) make any change in their financial or tax accounting methods or practices, except as required by applicable Law or United States generally accepted accounting principles;

            (j) issue or sell any equity interests in the Partnership or any of its Subsidiaries or make any other changes in their respective capital structures;

            (k) sell, lease or otherwise dispose of any material asset or property, including any capacity on the Debtors' satellite communication system, other than in the ordinary course of business consistent with past practices;

            (l) (i) write-off as uncollectible any notes or accounts receivable except write-offs in the ordinary course of business charged to reserves, (ii) write-off, write-up or write-down any other material asset, or (iii) alter the customary time periods for collection of accounts receivable or payments of accounts payable;

            (m) create or assume any Lien other than a Permitted Lien;

            (n) make any loan, advance or capital contributions to or investment in any Person;

            (o) terminate or make any material change in the conduct of the business or operation of the Partnership or any of its Subsidiaries;

            (p) file any plan of reorganization for the Debtors in the Chapter 11 Cases containing, or amend any such plan of reorganization so that it contains, any obligation for the Debtors to make any cash payment other than in respect of Claims for administrative expenses, priority tax Claims, priority non-tax Claims and cure amounts relating to executory contracts and unexpired leases assumed by the Debtors ("Priority Claims") (provided that treatment of each such Priority Claim shall have been approved by Investor to the extent required by provisions of this Agreement other than this Section 4.8 and is otherwise consistent with the terms of this Agreement); or

            (q) agree to or contract to do any of the foregoing.

            4.9 Exchange Act Registration; Securities Exchange Listing.

            (a) Unless otherwise determined by a majority of the Class A Directors, in their sole discretion, Investor and New Globalstar will use all commercially reasonable efforts to cause the Class A Shares to be registered under Section 12 of the Exchange Act by no later than April 29, 2004.

            (b) Investor and New Globalstar will use all commercially reasonable efforts to cause the Class A Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ Small Cap at the time such Class A Shares are registered under Section 12 of the Exchange Act. So long as Investor holds a majority of New Globalstar's securities entitled to vote generally in the election of directors, Investor shall nominate and cause to be elected directors that will permit New Globalstar to be in compliance with applicable provisions of the Exchange Act and applicable rules of the national securities exchange on which the Class A Shares are, or are expected to be, listed or of The Nasdaq Stock Market, Inc. if the Class A Shares are, or are expected to be, quoted on Nasdaq.

            (c) Following the registration and listing of the Class A Shares as described above in paragraphs (a) or (b), New Globalstar will use all commercially reasonable efforts, until such time as shares of Class A Shares are owned by fewer than 300 holders of record, to maintain (i) the registration under Section 12 of the Exchange Act of the Class A Shares and (ii) the listing on a national securities exchange or quotation on Nasdaq of the Class A Shares.

            4.10 Right to Participate in Offering of Equity Securities. Each of New Globalstar and Investor will ensure that, in the event that New Globalstar, at any time after the Closing Date, sells its equity securities to Investor or any of its Affiliates (each an "Affiliate Equity Sale"), New Globalstar and Investor will ensure that each holder of record of Class A Shares (other than Investor and its Affiliates) as of the later to occur of the date of such sale and the effective date of a plan of reorganization in the Chapter 11 Cases (each an "Eligible Class A Holder") is given the opportunity, by means of a rights offering (each a "Rights Offering"), to purchase up to a number of newly issued Class A Shares that if purchased will cause such Eligible Class A Holder's Post-Sale Relative Ownership in connection with such Affiliate Equity Sale and related Rights Offering to equal such Eligible Class A Holder's Pre-Sale Relative Ownership in connection with such Affiliate Equity Sale and related Rights Offering. For purposes of this Section 4.10, (a) "Pre-Sale Relative Ownership" means, for any Eligible Class A Holder in connection with an Affiliate Equity Sale and related Rights Offering, the ratio of (i) the number of Class A Shares held by such Eligible Class A Holder immediately prior to such Affiliate Equity Sale to (ii) the sum of (A) the total number of Class A Shares and Class B Shares held by Investor and its Affiliates immediately prior to the closing of such Affiliate Equity Sale, (B) the total Class A Shares held by such Eligible Class A Holder immediately prior to the closing of such Affiliate Equity Sale and (C) the positive difference, if any, of (x) the total number of Class A Shares and Class B Shares sold or otherwise transferred by Investor or its Affiliates to third parties during the period from the Closing through the closing of such Affiliate Equity Sale less (y) the total number of Class A Shares and Class B Shares purchased by Investor or its Affiliates from third parties during the period from the Closing through the closing of such Affiliate Equity Sale and (b) "Post-Sale Relative Ownership" means, for any Eligible Class A Holder in connection with an Affiliate Equity Sale and related Rights Offering, the ratio of (i) the number of Class A Shares that would be held by such Eligible Class A Holder immediately after the closing of such Rights Offering if such Eligible Class A Holder fully subscribes in such Rights Offering and assuming such Eligible Class A Holder otherwise does not purchase or sell any Class A Shares from and after the closing of such Affiliate Equity Sale and at or prior to the closing of such Rights Offering to (ii) the sum of (A) the total number of Class A Shares and Class B Shares held by Investor and its Affiliates immediately after the closing of such Affiliate Equity Sale, (B) the total Class A Shares that would be held by such Eligible Class A Holder immediately after the closing of such Rights Offering if such Eligible Class A Holder fully subscribes in such Rights Offering and assuming such Eligible Class A Holder otherwise does not purchase or sell any Class A Shares during the period from the closing of such Affiliate Equity Sale through the closing of such Rights Offering and (C) the positive difference, if any, of (x) the total number of Class A Shares and Class B Shares sold or otherwise transferred by Investor or its Affiliates to third parties during the period from the Closing through the closing of such Affiliate Equity Sale less (y) the total number of Class A Shares and Class B Shares purchased by Investor or its Affiliates from third parties during the period from the Closing through the closing of such Affiliate Equity Sale. The obligations of New Globalstar and Investor pursuant to this Section 4.10 shall terminate upon the earlier of (i) the second anniversary of the effective date of the plan of reorganization in the Chapter 11 Cases and (ii) the occurrence of a Trigger Event.

            4.11 Formation of New Globalstar. The Debtors and Investor will cause (a) the Certificate of Incorporation of New Globalstar in the form of Exhibit A hereto (the "Certificate of Incorporation"), to be filed with the Secretary of State of the State of Delaware on or before the Closing Date, (b) the Bylaws of New Globalstar, in the form of Exhibit B hereto (the "Bylaws"), to be adopted on or before the Closing Date, (c) the Certificate of Incorporation and the Bylaws to be in full force and effect on the Closing Date, and (d) New Globalstar to agree in writing to be bound by the provisions hereof. New Globalstar will be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, until the Closing Date, will not engage in any business activity or operations, or incur any liability or obligation, other than in connection with such transactions. As of the Closing Date, (x) New Globalstar will issue the Class A Shares and Class B Shares pursuant to this Agreement, (y) such shares will constitute all of the issued and outstanding shares of common stock of New Globalstar, and (y) no preferred stock or options, warrants or other rights to acquire, or any securities convertible into or exchangeable for, any equity securities of New Globalstar will be outstanding. When issued in accordance with this Agreement, each of the Class A Shares and the Class B Shares will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

            4.12 Employees. As of the Closing, New Globalstar shall identify and extend offers of employment to those employees of Debtors that it desires to hire as of the Closing (the "Acquired Employees"). All such offers shall be for pay and benefits comparable to the level of base pay, incentive compensation and employee benefits provided to comparable employees of Investor as of the Closing Date. New Globalstar shall not be obligated to continue to employ any Acquired Employee for any particular period.

            4.13 Funding of Expenses. From and after the Closing Date, New Globalstar shall pay all reasonable costs and expenses of the Debtors in connection with the administration of the Chapter 11 Cases (including all allowed Claims for administrative expenses payable in cash), any conversion of the Chapter 11 Cases to a liquidation under Chapter 7 of the Bankruptcy Code or any such liquidation and other winding up of the Debtors in accordance with the budget with respect to such costs and expenses attached hereto as Exhibit 4.13 (the "Approved Post-Closing Budget"). The Approved Post-Closing Budget may be updated from time to time by the Debtors, subject to approval of such updates by Investor, which approval shall not be unreasonably withheld or delayed. Investor and the Debtors shall each have standing to object to the reasonableness of costs and expenses reflected in such updates in accordance with the Bankruptcy Code and the procedures of the Bankruptcy Court. In the event that a plan of reorganization is unable to be confirmed solely as a result of the nonpayment of Claims (including, without limitation, administrative expense Claims) in a manner consistent with the requirements of Section 1129(a)(9) of the Bankruptcy Code associated with the Chapter 11 Cases as a result of disputes with respect to updates to the Approved Post-Closing Budget, New Globalstar will promptly register the distribution of the Class A Shares to creditors of the Debtors under the Securities Act of 1933 and pay all reasonable costs and expenses relating thereto.

            4.14 Chapter 11 Cases Assistance. From and after the Closing Date, New Globalstar will provide reasonable assistance to the Debtors in connection with the administration of the Chapter 11 Cases or any liquidation or other winding up of the Debtors at no charge. Without limiting the generality of the foregoing, New Globalstar will permit its employees to serve as officers of the Debtors and spend such portion of their time as may be reasonably necessary to direct and oversee the administration of the Chapter 11 Cases or any liquidation or other winding up of the Debtors.

            4.15 Right to Participate in First Public Offering. Each of New Globalstar and Investor will use commercially reasonable efforts to ensure that all shareholders of record of Globalstar Telecommunications Limited, a Bermuda corporation, as of the effective date of the plan of reorganization of the Debtors have the opportunity to acquire securities in the first underwritten public offering of equity securities, if any, made by New Globalstar on or before the seventh anniversary of such effective date at the price such securities are offered to the public and in such amounts as New Globalstar determines to be appropriate after consultation with the managing underwriter or underwriters for such offering, provided that so doing will not result in any additional material expense to New Globalstar, have an adverse effect on the success of such offering or result in any material delay of the completion of such offering. This Section 4.15 shall automatically terminate (a) if Globalstar Telecommunications Limited dissolves or takes any other action adverse to the Debtors (as determined by the Debtors in their sole discretion) prior to the effective date of the plan of reorganization of the Debtors without the prior written consent of the Debtors and Investor or (b) upon a Change of Control.

                            V. CONDITIONS TO CLOSING

            5.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

            (a) The DIP Facility shall have been approved by the Bankruptcy
Court.

            (b) The Approval Order as entered by the Bankruptcy Court shall not have been amended (except to the extent that any such amendment is reasonably acceptable to the Debtors and Investor) or vacated.

            (c) The waiting period (and any extension thereof) under the HSR Act, if any, applicable to the consummation of the transactions contemplated by this Agreement shall have been terminated or shall have expired.

            (d) All approvals of the FCC, the DoD, the FBI and the DoJ, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and the FCC shall have consented to the transfer to New Globalstar of (i) the Big Leo License or (ii) all of the equity securities of L/Q Licensee, Inc.

            (e) No Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

            (f) Any withholding obligations owed to the Internal Revenue Service or any other taxing authorities with respect to allocations of income and gain or distributions to the Partnership's partners in connection with any discharge of indebtedness in the Chapter 11 Cases or otherwise in connection with the transactions contemplated hereby shall have been resolved to the mutual satisfaction of the parties.

            5.2 Conditions to Obligations of Debtors. The obligations of Debtors to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

            (a) Investor shall have delivered to New Globalstar the Cash Purchase Price.

            (b) All representations and warranties of Investor contained in this Agreement shall be true and correct in all material respects on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date).

            (c) All material covenants contained in this Agreement and required to be performed or complied with by Investor shall have been performed or complied with by Investor in all material respects.

            (d) Investor shall have delivered to the Partnership a certificate of an executive officer of Investor certifying to the satisfaction of the conditions set forth in (b) and (c) above.

            5.3 Conditions to Obligations of Investor. The obligations of Investor to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

            (a) All representations and warranties of the Debtors contained in this Agreement shall be true and correct in all material respects on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date).

            (b) All material covenants contained in this Agreement and required to be performed or complied with by the Debtors shall have been performed or complied with by the Debtors in all material respects.

            (c) Each of the Debtors shall have delivered to Investor a certificate of an executive officer of each Debtor certifying to the satisfaction of the conditions set forth in (a) and (b) above.

            (d) Investor shall have received satisfactory evidence of QUALCOMM's having taken the following actions or having executed agreements with respect to the following, on terms and conditions reasonably satisfactory to the Investor:

            (i) transfer by QUALCOMM to the Debtors or New Globalstar of all handset inventories (which shall be in good working order) and chipsets for Globalstar products currently owned by QUALCOMM at no additional cost to the Debtors or New Globalstar for the handsets, and at reasonable pricing for the chipsets;

            (ii) grant by QUALCOMM to one or more third parties of a non-exclusive, perpetual, irrevocable worldwide license (including rights to sublicense) to manufacture user terminals and gateways using the applicable CDMA technology, at commercially reasonable royalty rates and to provide the necessary technical information to make the manufacture by such third parties feasible;

            (iii) provision by QUALCOMM to New Globalstar of continued tier 3 support with respect to intellectual property and maintenance support for the Debtors' gateways for the benefit of New Globalstar and its service providers on commercially reasonable terms;

            (iv) the modification of the Contract for OmniTRACS-Like Services, dated March 23, 1994, between QUALCOMM and the Partnership, to provide for market-based pricing and to eliminate exclusivity;

            (v) the upgrading of gateway software to current version for each of the gateways, including gateways in storage, on commercially reasonable terms;

            (vi) confirmation that New Globalstar has a perpetual, royalty free, irrevocable right to use and modify all intellectual property rights associated with that portion of the Debtors' satellite system and ground network provided by QUALCOMM; and

            (vii) agreement by QUALCOMM to incorporate all new applicable features, improvements and enhancements to QUALCOMM's core CDMA technology into new generation of chipsets for use with the Debtors' satellite system on commercially reasonable terms, or to permit one or more third parties to manufacture and incorporate such features, improvements and enhancements into new generations of chipsets for use with the Debtors' satellite system, and to provide necessary support and know-how to such third parties, all on commercially reasonable terms.

            (e) Each of the Debtors shall have delivered to New Globalstar all documents, certificates and agreements reasonable requested by Investor to transfer to New Globalstar title to the Assets (collectively, the "Transfer Documents").

            (f) Not later than August 15, 2003, the Debtors shall have reached an agreement with the Pension Benefit Guaranty Corporation (the "PBGC") on terms and conditions reasonably acceptable to Investor, which agreement shall provide that, as of the Closing, the PBGC shall have no lien, and waives or releases all liens and all rights to assert liens in the future, on the stock or any assets of the Non-Debtor Entities, and the Non-Debtor Entities shall have no liability, in connection with the defined pension plan entitled "Retirement Plan of Space Systems/Loral."

                                VI. NO SURVIVAL

      None of the representations, warranties, covenants and agreements in this Agreement shall survive the Closing, except that nothing in this Article VI shall limit any covenant or agreement of a party which by its terms contemplates performance by such party after the Closing.

                                VII. TERMINATION

            7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual consent of Investor and the Debtors.

            7.2 Termination by Investor. This Agreement may be terminated by Investor by written notice to the Debtors if:

            (a) the Closing Date has not occurred on or before December 31, 2003;

            (b) a Partnership Material Adverse Effect occurs after March 21, 2003, which Partnership Material Adverse Effect shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 calendar days following receipt by the Partnership from Investor of written notice of the occurrence of a Partnership Material Adverse Effect (specifying in reasonable detail the claimed circumstances giving rise to the Partnership Material Adverse Effect and demand of its cure or satisfaction);

            (c) there shall have occurred a material default, other material breach or a repudiation of any of the contracts that QUALCOMM entered into pursuant to Section 5.3(d) of this Agreement;

            (d) there shall have occurred an Event of Default, the Commitment shall have been terminated and the Obligation shall have been declared by Investor DIP Lender to be due and payable;

            (e) there shall have been a material default under or material breach of any representation, warranty, covenant or agreement of the Debtors contained in this Agreement, which default or breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 calendar days following receipt by the Partnership of written notice of such default or breach (specifying in reasonable detail the claimed default or breach and demand of its cure or satisfaction) and which material default or material breach would result in a failure of a condition set forth in Article V;

            (f) (i) the DIP Facility has not been approved by an order in form and substance satisfactory to Investor, entered by the Bankruptcy Court at a final hearing in accordance with Fed. R. Bankr. Proc. 4001(c)(2) (a "Final Hearing") on or before May 22, 2003, and Investor delivers written notice of termination to the Partnership on or before May 29, 2003, or (ii) if the DIP Facility has been approved, a stay of any provision of the approval order has been issued and Investor delivers written notice of termination to the Partnership on or before the fifth Business Day after Investor receives notice of the issuance of such stay;

            (g) the Partnership shall have become a party to any agreed term sheet, letter of intent or agreement contemplating a transaction for the direct or indirect transfer of all or a material portion of the Assets to a party or parties other than Investor; or

            (h) any of the conditions to the obligations of Investor set forth in Sections 5.1 or 5.3 shall have become impossible of fulfillment other than as a result of a breach by Investor of any covenant or agreement contained in this Agreement, and such condition is not waived by Investor.

            7.3 Termination by the Debtors. This Agreement may be terminated by the Debtors by written notice to Investor if:

            (a) the Closing Date has not occurred on or before December 31, 2003;

            (b) an Investor Material Adverse Effect occurs after the date of this Agreement, which such Investor Material Adverse Effect shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 calendar days following receipt by Investor from the Debtors of written notice of the occurrence of an Investor Material Adverse Effect (specifying in reasonable detail the claimed circumstances giving rise to the Investor Material Adverse Effect and demand of its cure or satisfaction);

            (c) there shall have been a material default under or material breach of any representation, warranty, covenant or agreement of Investor contained in this Agreement, which default or breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 calendar days following receipt by Investor from the Partnership of written notice of such default or breach (specifying in reasonable detail the claimed default or breach and demand of its cure or satisfaction) and which material default or material breach would result in a failure of a condition set forth in
Article V;

            (d) after 7 Business Days following receipt by Investor from the Debtors of written notice of the occurrence of any of the following: (i) Investor DIP Lender refuses or otherwise fails to fund any requested draw under the DIP Facility that complies with the applicable provisions of the DIP Facility and applicable Law or (ii) (A) under the terms of the DIP Facility, the Debtors have no ability to draw funds under the DIP Facility (provided that such inability to draw is not solely as a result of a breach by the Debtors), (B) Investor refuses to advance further funds to the Debtors on terms reasonably acceptable to the Debtors, and (C) the Debtors have utilized any of the Wind-Down Funds to fund the ongoing operation of their businesses;

            (e) if termination is authorized pursuant to an order of the Bankruptcy Court, which Debtors agree not to seek except in the event of the occurrence of any of the events specified in (a) - (d) above; or

            (f) (i) the DIP Facility has not been approved by an order in form and substance satisfactory to Investor, entered by the Bankruptcy Court at a final hearing in accordance with Fed. R. Bankr. Proc. 4001(c)(2) (a "Final Hearing") on or before May 22, 2003, and the Partnership delivers written notice of termination to the Investor on or before May 29, 2003, or (ii) if the DIP Facility has been approved, a stay of any provision of the approval order has been issued and the Partnership delivers written notice of termination to the Investor on or before the fifth Business Day after the Partnership receives notice of the issuance of such stay.

            7.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, 7.2, or 7.3, this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Investor or of any Debtor; provided, however, that Section 4.3 shall survive any such termination for so long as the Confidentiality Agreement shall remain in effect; provided further, however, that nothing in this Section 7.4 shall prevent any party from pursuing any and all damages, remedies or other relief available to it at law or in equity as a result of any willful and voluntary breach of this Agreement by another party hereto. The Confidentiality Agreement shall, except as provided herein, remain in effect during the term of this Agreement and following its termination; provided, however, that such agreement will automatically terminate as of the Closing.

                            VIII. GENERAL PROVISIONS

            8.1 Notices. Any notice or other communication permitted or required to be given hereunder will be in writing, and sent by reputable courier service (with proof of delivery), by hand delivery or by facsimile (followed by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

      If to Investor or New Globalstar:

            ICO Global Communications (Holdings) Limited
            4 Orinda Way
            Orinda, California 94563, Suite B240
            Attn:  Craig Jorgens
            Fax No.:  (925)-253-4912

      With copies to:

            Davis Wright Tremaine LLP
            1300 SW Fifth Avenue, Suite 2300
            Portland, Oregon 97201-5682
            Attn:  Benjamin Wolff, Esq.
            Fax No.:  (503) 778-5299

      If to any Debtor:

            Globalstar, L.P.
            3200 Zanker Road
            San Jose, California  95134
            Attn: William Adler, Esq.
            Fax No.:  (408) 933-4950

      With copies to:

            Jones Day
            222 East 41st Street
            New York, New York  10017
            Attn:  Paul D. Leake, Esq.
            Fax No.:  (212) 755-7306

      and

            Akin Gump Strauss Hauer & Feld LLP
            590 Madison Avenue
            New York, New York  10022
            Attn: Stephen B. Kuhn, Esq. and Daniel H. Golden, Esq. Fax No.: (212) 872-1002

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated or delivered by hand or courier service.

            8.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned to a third party by Investor or any Debtor (whether by operation of Law or otherwise) without the prior written consent of the other; provided, however, Investor may assign this Agreement or its rights or obligations hereunder to an Affiliate of Investor without the consent of the Debtors if Investor remains liable for its obligations under this Agreement. Any assignment not made in accordance with the foregoing shall be null and void. Subject to this Section 8.2, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, (a) the Debtors' obligations hereunder are subject to the approval by the Bankruptcy Court of the transactions contemplated hereby and (b) except for the provisions of Section 4.9 and Section 4.10, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            8.3 Entire Agreement. This Agreement, the Partnership Disclosure Letter and the exhibits and schedules hereto, and any documents delivered by the parties in connection herewith or therewith, and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (both written and oral) between the parties with respect thereto.

            8.4 Amendment. Subject to applicable Law, including the requirements of the Bankruptcy Code and Orders of the Bankruptcy Court, this Agreement may only be amended by an instrument in writing signed by each of the Debtors and Investor.

            8.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

            8.6 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered will be an original, with the same effect as if the signature thereto were upon the same instrument. Each counterpart may consist of a number of copies hereof each signed by one, but together signed by both of the parties hereto. A facsimile copy of a signature page shall be deemed to be an original signature page.

            8.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

            8.8 Certain Definitions/Interpretations.

            (a) For purposes of this Agreement:

                  "Acquired Employees" has the meaning set forth in Section
      4.12;

                  "Affiliate" of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; and, for the purposes of this definition only, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise; provided that as such term is used in this Agreement, Investor shall not be included as an Affiliate of any Debtor;

                  "Affiliate Equity Sale" has the meaning set forth in
      Section 4.6(b);

                  "Agreement" has the meaning set forth in the introduction to this Agreement;

                  "Antitrust Division" has the meaning set forth in Section 4.6(b);

                  "Applicable Foreign Authorities" has the meaning set forth in
      Section 2.4(b);

                  "Approval Order" means the order of the Bankruptcy Court approving this Agreement and the transactions contemplated herein pursuant to Section 363 of the Bankruptcy Code;

                  "Approved Budget" has the meaning set forth in the DIP
      Facility;

                  "Approved Post-Closing Budget" has the meaning set forth in
      Section 4.13.

                  "Assets" has the meaning set forth in Section 1.1;

                  "Assumed Liabilities" has the meaning set forth in Section
      1.3;

                  "Bankruptcy Code" has the meaning set forth in the introduction to this Agreement;

                  "Bankruptcy Court" has the meaning set forth in the introduction to this Agreement;

                  A Person will be deemed the "beneficial owner" of, and will be deemed to "beneficially own," and will be deemed to have "beneficial ownership" of:

                  (i) any securities that such Person or any of such Person's
            Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement and any securities deposited into a trust established by the Person the sole beneficiaries of which are the shareholders of the Person;

                  (ii) any securities (the "underlying securities") that such
            Person or any of such Person's Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities); and

                  (iii) any securities beneficially owned by persons that are part of a "group" (within the meaning of Rule 13d-5(b) under the Exchange Act) with such Person;

                  "Big Leo License" means the FCC License issued to Loral/QUALCOMM Partnership, L.P., and currently held by L/Q Licensee, Inc., to provide mobile satellite services in the 1610 -
      1626.5/2483.5-2500 MHz bands;

                  "Business Day" means any day, other than a Saturday, Sunday or legal holiday (as defined in Rule 9006(a) of the Federal Rules of Bankruptcy Procedure);

                  "Bylaws" has the meaning set forth in Section 4.11;

                  "Cash Purchase Price" has the meaning set forth in Section
      1.6;

                  "Certificate of Incorporation" has the meaning set forth in
      Section 4.11;

                  "Change of Control" has the meaning set forth in the Certificate of Incorporation;

                  "Chapter 11 Cases" has the meaning set forth in the introduction to this Agreement;

                  "Claim" has the meaning as set forth in section 101(5) of the Bankruptcy Code;

                  "Class A Directors" shall have the meaning set forth in the Certificate of Incorporation.

                  "Class A Shares" has the meaning set forth in the introduction to this Agreement;

                  "Class B Shares" has the meaning set forth in the introduction to this Agreement;

                  "Closing" has the meaning set forth in Section 1.7;

                  "Closing Date" has the meaning set forth in Section 1.7;

                  "Commitment" shall have the meaning set forth in the DIP Facility;

                  "Confidentiality Agreement" means the confidentiality agreement, dated as of May 8, 2002, by and between the Partnership and Investor;

                  "Copyright Licenses" means any written agreement granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell material derived from any Copyright;

                  "Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (ii) the right to obtain all renewals thereof;

                  "Debtors" has the meaning set forth in the introduction to this Agreement;

                  "DIP Facility" has the meaning set forth in the introduction to this Agreement;

                  "Disclosure Statement" has the meaning set forth in the introduction to this Agreement;

                  "DoD" has the meaning set forth in Section 2.4(b);

                  "DoJ" has the meaning set forth in Section 2.4(b);

                  "Eligible Class A Holder" has the meaning set forth in
      Section 2.4(b);

                  "Event of Default" has the meaning set forth in the DIP Facility;

                  "Exchange Act" has the meaning set forth in Section 2.4(b);

                  "Excluded Assets" has the meaning set forth in Section 1.2;

                  "FBI" has the meaning set forth in Section 2.4(b);

                  "FCC" has the meaning set forth in Section 2.4(a);

                  "FCC Applications" has the meaning set forth in Section
      4.6(b);

                  "FTC" has the meaning set forth in Section 4.6(b);

                  "Globalstar FCC Licenses" means the FCC licenses issued to the Partnership, Loral/QUALCOMM Partnership, L.P. or any of their respective Subsidiaries by the FCC;

                  "Governmental Entity" has the meaning set forth in Section 2.4(b);

                  "HSR Act" has the meaning set forth in Section 2.4(b);

                  "Intellectual Property" means, collectively, all rights, priorities and privileges of relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom;

                  "Investor" has the meaning set forth in the introduction to this Agreement;

                  "Investor DIP Lender" has the meaning set forth in the introduction to this Agreement;

                  "Investor Material Adverse Effect" means any change, effect, event or condition that has prevented or could reasonably be expected to prevent Investor's ability to consummate the transactions contemplated hereby;

                  "Investor Representative" has the meaning set forth in
      Section 2.10;

                  "Jefferies" has the meaning set forth in Section 2.10;

                  "Knowledge" means, with respect to any entity, the actual knowledge of such party after reasonable inquiry of such entity's executive officers;

                  "Law" means any domestic or foreign statute, rule, regulation or other legal requirement;

                  "Liens" means liens, security interests, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests;

                  "Loan Cancellation" has the meaning set forth in Section
      1.6;

                  "Loral" has the meaning set forth in Section 4.8;

                  "New Globalstar" has the meaning set forth in the introduction to this Agreement;

                  "Non-Debtor Entity" means any Subsidiary of the Partnership which is not a Debtor;

                  "Obligation" has the meaning set forth in the DIP Facility;

                  "Order" has the meaning set forth in Section 2.4;

                  "Original Class A Holder" has the meaning set forth in
      Section 4.10;

                  "Partnership" has the meaning set forth in the introduction to this Agreement;

                  "Partnership Disclosure Letter" means that certain letter dated the date of this Agreement from the Partnership to Investor that shall be arranged in paragraphs corresponding to the numbered paragraphs contained in Article II and the disclosure in any paragraph shall qualify
      (i) the corresponding paragraph of Article II and (ii) the other paragraphs of Article II only to the extent that it is clear from a reading of such disclosure that it also qualifies or applies to such other paragraphs;

                  "Partnership Material Adverse Effect" means any change, effect, event or condition that has had or could reasonably be expected to have a material adverse effect on (i) the assets or operations of the Partnership, and its Subsidiaries, taken as a whole, or (ii) the ability of the Debtors to consummate the transactions contemplated hereby; provided, however, that the loss of satellite availability shall not constitute a Partnership Material Adverse Effect unless, following the date of this Agreement, (A) one additional satellite in the Partnership's satellite constellation shall have been declared "failed" in addition to the existing four satellites that have been declared "failed" or (B) at any time, for a continuous period of 60 calendar days or more there shall have been fewer than 43 Qualifying Satellites in the Partnership's satellite constellation;

                  "Partnership Reports" means all forms, reports and documents filed by the Partnership with the SEC between January 1, 2002 and the Closing Date, in each case under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder;

                  "Patent Licenses" means all agreements, whether written or oral, providing for the grant of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent;

                  "Patents" means (i) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing;

                  "Permitted Liens" means (i) Liens created pursuant to the DIP Facility; (ii) purchase money Liens upon or in any property acquired after the filing of the Chapter 11 Cases by any of the Debtors in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; (iii) any Lien securing the renewal, extension or refunding of any indebtedness or other obligation secured by any Lien permitted by the foregoing clause (ii) without any increase in the amount secured thereby or in the assets subject to such Lien; (iv) Liens arising by operation of Law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by any of Debtors in the ordinary course of business which secure its obligations to such Person; (v) Liens securing taxes, assessments or governmental charges or levies; (vi) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits; (vii) Liens securing the performance of statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens; (viii) zoning restrictions, easements, licenses, reservations and similar restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Debtors or impair, in any manner, the use of such property for the purposes for which such property is held by the Debtors; and (ix) Liens created by New Globalstar; excluding, in each of clauses (i) through
      (ix), any Liens discharged or released as against the Assets as a result of the Approval Order;

                  "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization or any other entity;

                  "Post-Sale Relative Ownership" has the meaning set forth in
      Section 4.10;

                  "Pre-Closing Period" has the meaning set forth in Section
      4.2;

                  "Pre-Sale Relative Ownership" has the meaning set forth in
      Section 4.10;

                  "Priority Claims" has the meaning set forth in Section 4.8;

                  "QUALCOMM" means QUALCOMM Incorporated;

                  "Qualifying Satellite" means a satellite that either is in-service or an in-orbit spare capable of being placed in-service;

                  "Subsidiary" when used with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions;

                  "Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof;

                  "Transfer Documents" has the meaning set forth in Section 5.3(e)Trigger Event" has the meaning set forth in the Certificate of Incorporation;

                  "Wind-Down Funds" has the meaning set forth in the DIP
      Facility.

            (b) When a reference is made in this Agreement to an Article, Section or Exhibit such reference will be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person include such Person's permitted successors and assigns.

            8.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. At any time prior to the Closing, any party hereto may as to itself (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of any of the other parties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

            8.10 Jurisdiction; Consent to Service of Process.

            (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court, and any appellate court from such court, in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Bankruptcy Court.

            (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the Bankruptcy Court, and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

            (c) No party may move to (i) transfer any such suit, action or proceeding from the Bankruptcy Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the Bankruptcy Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the Bankruptcy Court for the purpose of bringing the same in another jurisdiction.

            (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Bankruptcy Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by Law.

            8.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

            8.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            8.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement and caused the same to duly deliver this Agreement on their behalf on the day and year first written above.


                                    PARTNERSHIP
                                    GLOBALSTAR, L.P.


                                    By:    /s/ Anthony J. Navarra
                                    Name:  Anthony J. Navarra
                                    Title: President



                                    OTHER DEBTORS

                                    GLOBALSTAR CAPITAL CORPORATION

                                    By:    /s/ Anthony J. Navarra
                                    Name:  Anthony J. Navarra
                                    Title: President


                                    GLOBALSTAR SERVICES COMPANY, INC.

                                    By:    /s/ Anthony J. Navarra
                                    Name:  Anthony J. Navarra
                                    Title: President


                                    GLOBALSTAR, L.L.C.

                                    By:    /s/ Anthony J. Navarra
                                    Name:  Anthony J. Navarra
                                    Title: President



                                    INVESTOR

                                    ICO GLOBAL COMMUNICATIONS (HOLDINGS)
                                    LIMITED

                                    By:    /s/ Craig N. Jorgens
                                           Craig N. Jorgens, President

                                   EXHIBIT 1.2

                                 EXCLUDED ASSETS

      1. All causes of action arising under Chapter 5 of the Bankruptcy Code;
and

      2. All other claims, rights of setoff or recoupment or causes of action other than (a) those relating to any executory contract or unexpired lease included among the Assets and (b) those otherwise relating to the operation of the respective businesses of the Debtors and arising in the ordinary course of business following commencement of the Chapter 11 Cases and prior to the Closing; provided, however, that to the extent that following the Closing the Partnership, or New Globalstar on behalf of the Partnership, pays cash to the Internal Revenue Service or any other taxing authority with respect to allocations of income or gain or distributions to the Partnership's partners in connection with any discharge of indebtedness in the Chapter 11 Cases or as a result of the transactions contemplated by this Agreement, the Partnership will transfer to New Globalstar the rights of the Partnership to recover such amounts from its partners, but only to the extent of any amounts paid by New Globalstar in respect of costs and expenses of the Debtors in accordance with Section 4.13 of this Agreement (including without limitation such amounts paid to the Internal Revenue Service or any other taxing authority as contemplated by this proviso).

                                   EXHIBIT 1.3

                               ASSUMED LIABILITIES

      1. All liabilities and obligations of the Debtors under executory contracts and unexpired leases included in the Assets and the allowed cure Claims relating to such contracts and leases, in each case to the extent the same remains unpaid or undischarged as of the Closing; and

      2. All liabilities and obligations of the Debtors relating to the operation of their respective businesses and arising in the ordinary course of the conduct of such businesses following commencement of the Chapter 11 Cases and prior to the Closing (other than liabilities and obligations under executory contracts and unexpired leases), in each case to the extent the same remains unpaid or undischarged as of the Closing.

                                  EXHIBIT 4.13

                               POST CLOSING BUDGET
                                ($ in Thousands)

     Convenience Claims & Distribution of Equity             $   400
     Employee Retention Plan                                   2,017
     Jefferies Fee                                             1,650
     GTL Liquidation Costs                                       100
     Indenture Trustee Fees                                      250
     Withholding Tax on COD Income                               400
     Trailing Legal Costs                                        500
     Other                                                       250
                                                             -------
Total Costs                                                  $ 5,567

Notes

1) Post closing budget assumes that the Disclosure Statement and Plan of Reorganization are filed and approved by the court prior to closing.

2) Budget does not include cash settlement of professional and other fees related to the bankruptcy case that may have been incurred, but not settled, prior to closing.

3) Disposition of the defined benefit pension plan may result in administrative claims, which have not been included in this budget. In no event shall this budget a include any costs or liabilities associated with any of the Debtors' defined benefit pension plans or arising upon termination of any plan., other than costs or liabilities acceptable to ICO in its sole discretion.

                                   EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                           NEW GLOBALSTAR CORPORATION

                                   ARTICLE I

         The name of the corporation is New Globalstar Corporation (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                  ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

         Section 1. Authorized Capital Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 100,000,000 shares, initially consisting of 60,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), 20,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), and 20,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). (The term "Common Stock" will mean the Class A Common Stock and Class B Common Stock collectively).

         Section 2.        Common Stock.

                  (a) Equality of Rights Generally. Each share of Class A Common Stock and Class B Common Stock shall, except as otherwise provided in this Certificate of Incorporation, be identical in all respects and shall have equal rights, powers and privileges.

                  (b)      Voting Rights.

                           (i)      Except as may otherwise be provided in this
Certificate of Incorporation, holders of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held of record on the applicable record date, and holders of Class B Common Stock will be entitled to
3.407 votes for each share of Class B Common Stock held of record on the applicable record date, on each matter submitted to a vote of stockholders, voting together as a single class; and

                           (ii)     the holders of record of shares of Class A
Common Stock and the holders of record of Class B Common Stock shall each be entitled to vote separately as a single class with respect to (A) any amendment or repeal of any provision of, or the addition of any provision to, this Certificate of Incorporation that would adversely alter or change the relative rights, powers or privileges of their respective class of Common Stock, (B) matters specified in this Certificate of Incorporation as requiring a separate vote by such holders, and (C) such other matters as require a separate class vote under the DGCL.

                  (c)      Dividends.

                           (i)      Subject to Section 1 of Article IX, the
holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation (the "Board") and declared out of any funds lawfully available therefor. Dividends on Common Stock declared payable from time to time by the Board, whether payable in cash, property or shares of capital stock of the Corporation, shall be paid equally, on a per share basis, to holders of Class A Common Stock and holders of Class B Common Stock.

                           (ii)     Unless the holders of a majority of the
Class A Common Stock that are not Interested Stockholders, shall, voting as a separate class, otherwise agree, in the case of any consolidation, merger, recapitalization, reorganization or similar event: (i) the consideration payable in respect of each share of Class A Common Stock shall be the same and (ii) prior to the conversion of all shares of Class B Common Stock into shares of Class A Common Stock, the consideration payable in respect of each share of Class B Common Stock shall be the same as that payable in respect of each share of Class A Common Stock. Notwithstanding the foregoing, if the consideration payable in respect of shares of Class A Common Stock and Class B Common Stock consists of securities, the securities issued to the holders of Class A Common Stock and Class B Common Stock shall be identical in all respects, except that the disproportionate voting power of the Class B Common Stock (i.e., each share of Class B Common Stock is entitled to 3.407 votes per share versus 1 vote per share with regard to a share of Class A Common stock) may be incorporated into the terms of the securities issued to the holders of the Class B Common Stock.

                  (d) Optional Conversion of Class B Common Stock. At any time after the occurrence of a Conversion Event, each share of Class B Common Stock shall be convertible at the option of the holder thereof into one fully paid and nonassessable share of Class A Common Stock.

                           (i)      Mechanics of Conversion. In the event of the
optional conversion of any Class B Common Stock pursuant to Section 2(d) of
Article IV hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent of such stock, and shall deliver together therewith written notice of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practical thereafter, issue and deliver at such office to such holder or the nominee or nominees of such holder, certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares to be converted and the person or persons entitled to receive the shares of Class A Common Stock issuable on the conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

                           (ii)     Reservation of Class A Common Stock Issuable
upon Conversion. The Corporation shall at all times keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of Class B Common Stock, in addition to such other remedies as may be available to the holders of such shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

         Section 3. Preferred Stock. The Preferred Stock may be issued in one or more series as may be determined by the Board. The Board is hereby authorized to issue the shares of Preferred Stock and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board with respect to each series will include, without limiting the generality or effect of the foregoing, the determination of any or all of the following:

                  (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                  (b) the voting powers, if any, and whether the voting powers are full or limited in such series;

                  (c) the redemption provisions, if any, applicable to the series, including the redemption price or prices to be paid;

                  (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of the series and the dates and preferences of dividends on such series;

                  (e) the rights of the series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (f) the provisions, if any, pursuant to which the shares of the series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices or the rate or rates of conversion or exchange applicable thereto;

                  (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

                  (h) the provisions, if any, of a sinking fund applicable to such series; and

                  (i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

         Section 4. Nonvoting Stock. The Corporation will not issue nonvoting capital stock to the extent prohibited by Section 1123 of Title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that this
Section 4 of Article IV: (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code; (b) will have such force and effect only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

         Section 5. Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the amendment or repeal of, or the adoption of any provision inconsistent with, Sections 2 and 5 of this Article IV will require (i) the affirmative vote of the holders of record of a majority of the issued and outstanding Class A Common Stock, voting separately as a single class, and (ii) the affirmative vote of the holders of record of a majority of the issued and outstanding Class B Common Stock, voting separately as a single class.

                                    ARTICLE V

         Section 1.        Meetings of Stockholders.

                  (a) Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders of the Corporation or may be effected by a consent in writing of the stockholders.

                  (b) Special meetings of the stockholders of the Corporation may be called only by (i) the Chairman of the Board (the "Chairman"), (ii) the Chief Executive Officer or (iii) the Secretary of the Corporation within 10 calendar days after receipt of a written request of (A) a majority of the total number of directors that the Corporation would have if there were no vacancies (the "Whole Board"), (B) the holders of record of at least 15% of the issued and outstanding Voting Stock (as herein defined) of the Corporation, or (C) (1) a majority of the Class A Directors or (2) the holders of at least 25% of the issued and outstanding Class A Common Stock or Class B Common Stock.

         Section 2. Amendment, Repeal, Etc. At any annual meeting or special meeting of the stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the amendment or repeal of, or the adoption of any provision inconsistent with this Article V will require
(a) the affirmative vote of the holders of record of a majority of the issued and outstanding Class A Common Stock, voting separately as a single class, and
(b) the affirmative
vote of the holders of record of a majority of the issued and outstanding Class B Common Stock, voting separately as a single class.

                                   ARTICLE VI

         Section 1.        Number, Voting Power, Election and Terms of
Directors.

                  (a) General. Subject to Section 1(b) of this Article VI, the number of the directors of the Corporation will be fixed from time to time in the manner described in the Bylaws of the Corporation. Each director will hold office until the next annual meeting of stockholders of the Corporation and until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. Each director shall be entitled to one vote on each matter submitted to the directors for a vote. Election of directors of the Corporation need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which directors are to be elected. If authorized by the Board, such requirement of written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

                  (b) Allocation of Director Seats. The number of directors will be fixed at nine. The holders of shares of Class A Common Stock shall have the right, voting separately as a single class at the annual meeting of stockholders, to elect three directors (the "Class A Directors"); and the holders of shares of Class B Common Stock shall have the right, voting separately as a single class at the annual meeting of stockholders, to elect six directors (the "Class B Directors"). The Class A Directors shall qualify as Independent Directors until a Trigger Event. Commencing upon the occurrence of a Trigger Event, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as a single class with respect to all subsequent elections of the Class A Directors.

         Section 2. Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors must be given in the manner provided in the Bylaws of the Corporation.

         Section 3. Newly Created Directorships and Vacancies. Any newly created directorship resulting from any increase in the number of Class A Directors and any vacancies of Class A Directors resulting from death, resignation, disqualification, removal or other cause will be filled (a) prior to a Trigger Event by (i) the affirmative vote of a majority of the remaining Class A Directors then in office, even though less than a quorum of the Board,
(ii) the sole remaining Class A Director, (iii) if there are no remaining Class A Directors, the affirmative vote of a majority of the Independent Directors, if any, or (iv) if there are no remaining Independent Directors, the affirmative vote of the holders of a majority of the votes attributable to the issued and outstanding Class A Common Stock, excluding any such holder that is an Interested Stockholder, at a meeting called for that purpose, and (b) following a Trigger Event by (i) the affirmative vote of a majority of all of the remaining directors then in office, even though less than a quorum of the Board,
(ii) the sole remaining director or (iii) the affirmative vote of the holders of a majority of the votes attributable to the issued and outstanding Class A Common Stock and Class B Common Stock voting together as a single class. Any newly created directorships resulting from any increase in the number of Class B Directors and any vacancies of Class B Directors resulting from death, resignation, disqualification, removal or other cause will be filled by (a) the affirmative vote of a majority of the remaining Class B Directors then in office, even though less than a quorum of the Board, (b) the sole remaining Class B Director, or (c) the affirmative vote of the holders of a majority of the issued and outstanding Class B Common Stock, at a meeting called for that purpose. Any director elected in accordance with the preceding sentence will hold office until the next annual meeting of stockholders and until such director's successor has been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director.

         Section 4. Removal. Any director may be removed from office by the stockholders only in the manner provided in this Section 4 of Article VI. At any special meeting of the stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting, (a) (i) prior to a Trigger Event the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding Class A Common Stock represented at such meeting, excluding any such holder that is an Interested Stockholder, voting separately as a single class, may remove such Class A Director or Directors, and (ii) following a Trigger Event the affirmative vote of the holders of 66 2/3% of the votes attributable to the Class A Common Stock and Class B Common Stock represented at such meeting, voting together as a single class, may remove such Class A Director or Directors, and (b) the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding Class B Common Stock represented at such meeting, voting separately as a single class, may remove such Class B Director or Directors.

         Section 5. Executive Committee. There is hereby established an executive committee (the "Executive Committee"), which shall consist of between three and five members as determined by a majority of the Whole Board. The members of the Executive Committee shall be designated by a majority of the Class B Directors. The Executive Committee, together with the Board, shall, pursuant to Section 141(a) of the DGCL, exercise the powers and duties conferred and imposed upon the Board by the DGCL as provided for herein.

                  The Corporation shall not, directly or indirectly, and shall not permit any of its subsidiaries to, directly or indirectly, take any of the following actions without the approval of at least a majority of the members of the Executive Committee:

                           (i)      adopt a new Business Plan, materially modify
the Business Plan or take any action that would constitute a material deviation from the Business Plan;

                           (ii)     approve or recommend a Change of Control or
any public offering of the Corporation's Stock;

                           (iii)    acquire, by purchase, merger or otherwise,
in one transaction or a series of related transactions, any equity or other ownership interest in, or assets of, any Person in exchange for consideration with a fair market value greater than $5,000,000;

                           (iv)     authorize for issuance or issue any equity
securities or securities convertible into or exchangeable or exercisable for, or which otherwise give the holder thereof, the right to acquire, any equity securities of the Corporation in a single transaction or a series of related transactions with a fair market value at the time of issuance in excess of $5,000,000 (other than to directors, officers, employees and others in the ordinary course of business pursuant to an employee stock purchase plan, employee stock option plan or similar compensation plan approved by the Board, or a committee thereof);

                           (v)      purchase, redeem, prepay, acquire or retire
for value any shares of its capital stock or securities exercisable for or convertible into shares of its capital stock other than as required by the terms of such capital stock or securities;

                           (vi)     declare, incur any liability to declare, or
pay, any dividends or make any distributions in respect of, any shares of its capital stock other than as required under the terms of such capital stock;

                           (vii)    redeem, retire, defease, offer to purchase
or change any material term, condition or covenant in respect of outstanding long-term Indebtedness of the Corporation other than as required under the terms of such Indebtedness; or

                           (viii)   incur Indebtedness in a single transaction
or a series of related transactions in excess of $5,000,000 in aggregate principal amount (other than intercompany Indebtedness and Indebtedness outstanding as of the Effective Date (and borrowing pursuant to the terms thereof), and any amendment or refinancing of such Indebtedness in a principal amount not exceeding the principal amount so refinanced and on financial and other terms no less favorable to the Corporation then such outstanding Indebtedness).

         The Executive Committee shall have such other powers and perform such other duties as may from time to time be assigned to it by the Board.

         Section 6. Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the amendment or repeal of, or the adoption of any provision inconsistent with, this Article VI will require (a) prior to a Trigger Event (i) the affirmative vote of the holders of record of a majority of the issued and outstanding Class A Common Stock, excluding any such holder that is an Interested Stockholder, voting separately as a single class, and (ii) the affirmative vote of the holders of record of a majority of the issued and outstanding Class B Common Stock, voting separately as a single class, and (b) following a Trigger Event the affirmative vote of the holders of a majority of the votes attributable to the issued and outstanding Class A Common Stock and Class B Common Stock voting together as a single class. Notwithstanding the foregoing, prior to a Trigger Event, any amendment or repeal of, or the adoption of any provision inconsistent with
Section 5 of this Article VI, shall not require the affirmative vote of the holders of record of a majority of the issued and outstanding Class A Common Stock, excluding any such holder that is an Interested Stockholder, voting separately as a single class, unless such amendment, repeal or newly-adopted provision would adversely alter or change the relative rights, powers or privileges of the Class A Common Stock.

                                   ARTICLE VII

         To the fullest extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article VII will not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring in whole or in part prior to such repeal or modification.

                                  ARTICLE VIII

         Section 1. Right to Indemnification. Each individual who was or is a party or is threatened to be made a party to or is otherwise involved in, any action, suit or proceeding, whether pending or threatened, whether civil, criminal, administrative or investigative and whether brought by or in the right of the Corporation or otherwise (a "Proceeding"), by reason of the fact that such individual is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (an "Indemnitee") shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including, without limitation, attorneys' fees and expenses, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith. The right to indemnification shall extend to the heirs, executors, administrators and estate of any such director or officer. The right to indemnification provided in this Article VIII: (a) will not be exclusive of any other rights to which any individual seeking indemnification may otherwise be entitled, including without limitation, pursuant to any contract approved by a majority of the Whole Board (whether or not the directors approving such contract are or are to be parties to such contract or similar contracts); and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this
Article VIII. Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any individual, that provide for indemnification greater or otherwise different than that provided in this Article VIII or the DGCL, and any such agreement approved by a majority of the Whole Board will be a valid and binding obligation of the Corporation regardless of whether one or more members of the Board, or all members of the Board, are parties thereto or to similar agreements. Notwithstanding anything to the contrary in this Article VIII, in the event that the Corporation enters into a contract with any individual providing for indemnification of such individual, the provisions of that contract will exclusively govern the Corporation's obligations in respect of indemnification for or advancement of fees or disbursements of that individual's attorney(s) and any other professional engaged by that individual. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article VIII will not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, in whole or in part, prior to such amendment, repeal or adoption, and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

         Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article VIII shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this
Section 2 of Article VIII or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs, executors, administrators and estate.

         Section 3. Right of Indemnitee to Bring Suit. If a claim under Sections 1 and 2 of this Article VIII is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (b) any suit brought by the Corporation it shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including the Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VIII or otherwise shall be on the Corporation.

         Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VIII shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, this Certificate of Incorporation, the Bylaws of the Corporation, any agreement, any vote of stockholders or disinterested directors, or otherwise.

         Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, manager, trustee, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liability or loss, whether or not the Corporation would have the power to indemnify such individual against such expense, liability or loss under the DGCL.

         Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

                                   ARTICLE IX

         Section 1. Limitation on Payment of Dividends. Prior to the earliest to occur of (i) the second anniversary of the date on which the Corporation acquired the assets of Globalstar L.P. (the "Effective Date"), (ii) the first date after the Effective Date on which the Corporation has, taking into account all expenditures by the Corporation from and after the Effective Date, expended an amount of cash equal to the amount of cash held by the Corporation on the Effective Date after giving effect to the acquisition of the assets of Globalstar, L.P., on the Effective Date and (iii) the last day of the first fiscal quarter after the Effective Date for which the Corporation has gross revenues in excess of expenses, no cash will be distributed to the stockholders of the Corporation, as such, without the affirmative vote of a majority of the Independent Directors (as herein defined).

         Section 2.        Certain Related Party Transactions.

                  (a) The Corporation shall not enter into any transaction with or involving an Interested Stockholder (as herein defined) or an Affiliate of an Interested Stockholder including, but not limited to, any transaction involving (i) the redemption of Class B Common Stock, (ii) the issuance of Stock to an Interested Stockholder or its Affiliate, or (iii) the pledge of any assets of the Corporation as collateral for an obligation, in whole or in part, of an Interested Stockholder or its Affiliate (a "Related Party Transaction"), unless such Related Party Transaction has been approved by the affirmative vote of a majority of the Independent Directors, including at least one Class A Director. The Independent Directors may, at the Corporation's expense, retain separate legal counsel and financial advisors, to the extent they deem either necessary or appropriate, to represent them in connection with the negotiation and consummation of any such Related Party Transaction. Notwithstanding the foregoing, the Corporation may enter into a Related Party Transaction without the approval of a majority of the Independent Directors if (x) a majority of the Whole Board, including at least one Class A Director, affirmatively determines that such Related Party Transaction is being effected on terms no less favorable to the Corporation than would be obtainable in an arm's-length transaction with an unrelated third party or (y) such Related Party Transaction involves less than $1,000,000 in a single transaction or series of related transactions.

                  (b) Notwithstanding anything to the contrary in Article IX, Section 2(a), the Corporation shall not enter into a Related Party Transaction that is a merger or other business combination (a "Related Party Merger") unless: (i) a majority of the Independent Directors vote in favor of the Related Party Merger, which vote need not include a Class A Director, (ii) the Corporation has received an opinion of a nationally recognized investment banking firm that such Related Party Merger is fair to the stockholders of the Corporation other than the Interested Stockholder from a financial point of view and (iii) the Related Party Merger is approved by an affirmative vote of the holders of a majority of the issued and outstanding Class A Common Stock, excluding any such holder that is an Interested Stockholder, represented at a meeting of the stockholders called for the purpose of approving the Related Party Merger.

                  (c) The Corporation expressly elects not to be governed by Section 203(a) of Title 8 of the DGCL.

         Section 3. Definitions. As used in this Certificate of Incorporation, the term:

                  (a) "Affiliate" means a Person that directly, or indirectly through one of more intermediaries, controls, or is controlled by, or is under common control with, another Person.

                  (b) "Business Plan" means the business plan of the Corporation, as approved a majority of the Whole Board, and as the same may be amended and approved from time to time by a majority of the Whole Board.

                  (c) "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  (d) "Change of Control" means (i) an acquisition of the Corporation by another entity other than an Affiliate of the Corporation, which includes any Interested Stockholder, by means of a merger, consolidation, or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Corporation's capital stock such that the stockholders of the Corporation prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, or (ii) a sale or transfer of all or substantially all of the Corporation's assets to any Person that is not an Affiliate of the Corporation, which includes any Interested Stockholder.

                  (e) "Conversion Event" means the earliest to occur of (i) a Change of Control, (ii) the consummation of an underwritten public offering of the Corporation's Stock that results in net proceeds to the Corporation (after deducting applicable underwriting discounts and commissions) of not less than $25 million in the aggregate (excluding sales in the offering to an Affiliate of the Corporation, which includes an Interested Stockholder) and (iii) the second anniversary of the Effective Date.

                  (f) "Indebtedness" means, with respect to any Person, at any time, without duplication, (a) its liabilities for borrowed money; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with generally accepted accounting principles in respect of capital leases; (d) all liabilities for borrowed money secured by any Encumbrance with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and (f) any guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

                  (g) "Independent Director" means a director of the Corporation other than (x) an officer or employee of (I) the Corporation or any of its Affiliates or (II) an Interested Stockholder or (y) any other individual having a relationship which, in the opinion of the Whole Board, would interfere with the exercise of independent judgment with respect to the action to be taken. Any of the following individuals shall not be considered to be an Independent Director:

                           (i)      a director who is employed by the
Corporation or any of its Affiliates, or an Interested Stockholder, for the current year or any of the past three years;

                           (ii)     a director who accepts any compensation from
an Interested Stockholder in excess of $60,000 (including political contributions) during the previous fiscal year (including the receipt of payments by a non-employee family member of the director), other than compensation for board services;

                           (iii)    a director who is a member of the Immediate
Family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its Affiliates, or an Interested Stockholder, as an executive officer ("Immediate Family" includes an individual's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, daughter-in-law and anyone who resides in such individual's home);

                           (iv)     a director who is a partner in, or an
Affiliate of, or an executive officer or employee of, any for-profit business organization to which an Interested Stockholder or the Corporation or any of its Affiliates has made payments (other than those arising solely from investments in securities) that exceed 5% of the business organization's consolidated gross revenues for that year or $200,000, whichever is more, in any of the past three years;

                           (v)      a director who is a partner in, or an
Affiliate of, or an executive officer or employee of, any for-profit business organization from which the Interested Stockholder or the Corporation or any of its Affiliates received payments (other than those arising solely from investments in securities) that exceed 5% of the consolidated gross revenues of the Interested Stockholder or $200,000, whichever is more, in any of the past three years; or

                           (vi)     a director who is employed as an executive
officer of another entity where any of the Corporation's executive officers or an Interested Stockholder's executive officers serve on that entity's compensation committee.

                  (h) "Interested Stockholder" means (i) any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that is the Owner of shares having the right to vote more than 50% of the aggregate votes attributable to the Voting Stock, and (ii) the Affiliates of any Person determined to be an Interested Stockholder under clause (i) of this Section 3(h).

                  (i) "Person" means any individual, corporation, limited liability company, partnership, trust, estate, unincorporated association or other entity.

                  (j) "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

                  (k) "Trigger Event" means the earlier to occur of (i) a Change of Control and (ii) the later of (x) the consummation of an underwritten public offering of the Corporation's Common Stock that results in net proceeds to the Corporation (after deducting applicable underwriting discounts and commissions) of not less than $25 million in the aggregate (excluding sales in the offering to an Affiliate of the Corporation, which includes an Interested Stockholder) and (y) the second anniversary of the Effective Date.

                  (l) "Voting Stock" means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity, including, without limitation, the Class A Common Stock and the Class B Common Stock.

                  (m) "Owner," including the terms "Own" and "Owned," when used with respect to any Stock, means a Person that individually or with or through any of its Affiliates:

                           (i)      beneficially owns such Stock, directly or
indirectly;

                           (ii)     has (A) the right to acquire beneficial
ownership of such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates until such tendered Stock is accepted for purchase or exchange; or (B) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Owner of any Stock because of such Person's right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to all holders of a class or series of such Stock; or

                           (iii)    has any agreement, arrangement or
understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B) of Section 2(m)(ii) of this Article IX) or disposing of such Stock with any Person that beneficially owns, or whose Affiliates beneficially own, directly or indirectly, such Stock.

         Section 4. Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the amendment or repeal of, or the adoption of any provision in a manner inconsistent with, this
Article IX will (a) prior to a Trigger Event require (i) the affirmative vote of the holders of record of a majority of the issued and outstanding Class A Common Stock excluding any such holder that is an Interested Stockholder, voting separately as a single class, and (ii) the affirmative vote of the holders of a majority of the issued and outstanding Class B Common Stock, voting separately as a single class, and (b) following a Trigger Event the affirmative vote of the holders of record of a majority of the votes attributable to the issued and outstanding Class A Common Stock and Class B Common Stock voting together as a single class. The amendment or repeal of, or the adoption of any provision in a manner inconsistent with, this Article IX, and adverse to the interests of any Interested Stockholder or any of its Affiliates (as determined by the Class B Directors) will require the affirmative vote of the holders of a majority of the issued and outstanding Class B Common Stock, voting separately as a single class.

                                    ARTICLE X

         Section 1. Bylaws. The Board may make, amend and repeal the Bylaws of the Corporation. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw) or by the stockholders in the manner provided in the Bylaws of the Corporation. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Bylaws 2.2, 2.5, 2.6, 3.2, 3.3, 3.5, 3.12, 3.14 and 7.3 may not be amended or repealed, and no provision inconsistent therewith may be adopted, without (a) prior to a Trigger Event (i) the approval of a majority of the Class A Directors or (ii) the affirmative vote of the holders of record of a majority of the issued and outstanding Class A Common Stock, excluding any such holder that is an Interested Stockholder, voting separately as a single class, and (b) following a Trigger Event (i) the affirmative vote of a majority of the Whole Board or (ii) the affirmative vote of the holders of record of a majority of the votes attributable to the issued and outstanding Class A Common Stock and Class B Common Stock voting together as a single class. The Corporation may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law.

         Section 2. Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the amendment or repeal of, or the adoption of any provision inconsistent with, this Article X will (a) prior to a Trigger Event require (i) the affirmative vote of the holders of record of a majority of the issued and outstanding Class A Common Stock, excluding any such holder that is an Interested Stockholder, voting separately as a single class, and (ii) the affirmative vote of the holders of a majority of the issued and outstanding Class B Common Stock, voting separately as a single class, and (b) following a Trigger Event the affirmative vote of the holders of record of a majority of the votes attributable to the issued and outstanding Class A Common Stock and Class B Common Stock voting together as a single class.

                                   ARTICLE XI

         The name and mailing address of the incorporator of the Corporation is:

                           Benjamin Wolff
                           1501 Fourth Avenue, Suite 2600
                           Seattle WA 98101-1688

         IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of May, 2003.

                                       ________________________________
                                       Benjamin Wolff, Incorporator

                                   EXHIBIT B

================================================================================

                                     BYLAWS

                                       OF

                           NEW GLOBALSTAR CORPORATION

               As Adopted and in Effect as of __________ __, 2003

================================================================================

                                TABLE OF CONTENTS

ARTICLE I             OFFICES...................................................................................       1

         SECTION 1.1           Registered Office................................................................       1

         SECTION 1.2           Other Offices....................................................................       1

ARTICLE II            MEETINGS OF STOCKHOLDERS..................................................................       1

         SECTION 2.1           Annual Meetings..................................................................       1

         SECTION 2.2           Special Meetings.................................................................       1

         SECTION 2.3           Place of Meetings................................................................       2

         SECTION 2.4           Notice of Meetings...............................................................       2

         SECTION 2.5           Quorum...........................................................................       2

         SECTION 2.6           Voting...........................................................................       2

         SECTION 2.7           List of Stockholders.............................................................       3

         SECTION 2.8           Inspectors of Election...........................................................       3

         SECTION 2.9           Order of Business................................................................       3

         SECTION 2.10          Action Without Meeting...........................................................       5

ARTICLE III           BOARD OF DIRECTORS........................................................................       5

         SECTION 3.1           General Powers...................................................................       5

         SECTION 3.2           Number and Term of Office........................................................       6

         SECTION 3.3           Nomination of Directors; Election................................................       6

         SECTION 3.4           Resignations.....................................................................       7

         SECTION 3.5           Newly Created Directorships and Vacancies........................................       7

         SECTION 3.6           Place of Meeting, Etc............................................................       8

         SECTION 3.7           Regular Meeting..................................................................       8

         SECTION 3.8           Special Meetings.................................................................       8

         SECTION 3.9           Quorum and Manner of Acting......................................................       8

         SECTION 3.10          Participation in Meetings by Remote Communications...............................       8

         SECTION 3.11          Action by Consent................................................................       8

         SECTION 3.12          Removal of Directors.............................................................       9

         SECTION 3.13          Compensation.....................................................................       9

         SECTION 3.14          Committees.......................................................................       9

ARTICLE IV            OFFICERS..................................................................................      10

         SECTION 4.1           Generally........................................................................      10

         SECTION 4.2           Compensation.....................................................................      10

         SECTION 4.3           Succession.......................................................................      10

         SECTION 4.4           Authority and Duties.............................................................      10

ARTICLE V             STOCK.....................................................................................      10

         SECTION 5.1           Certificates.....................................................................      10

         SECTION 5.2           Classes of Stock.................................................................      11

         SECTION 5.3           Lost, Stolen, or Destroyed Certificates..........................................      11

         SECTION 5.4           Record Dates.....................................................................      11

ARTICLE VI            NOTICES...................................................................................      11

         SECTION 6.1           Generally........................................................................      11

         SECTION 6.2           Waivers..........................................................................      12

ARTICLE VII           MISCELLANEOUS.............................................................................      12

         SECTION 7.1           Fiscal Year......................................................................      12

         SECTION 7.2           Seal.............................................................................      12

         SECTION 7.3           Amendments.......................................................................      12

         SECTION 7.4           Pronouns.........................................................................      13

         SECTION 7.5           Certain Defined Terms............................................................      13

                                     BYLAWS
                                       OF
                           NEW GLOBALSTAR CORPORATION
                            (A DELAWARE CORPORATION)

                                    ARTICLE I
                                     OFFICES

         SECTION 1.1 Registered Office. The registered office of New Globalstar Corporation (hereinafter called the Corporation) in the State of Delaware shall be at Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be Corporation Service Company.

         SECTION 1.2 Other Offices. The Corporation may also have an office or offices at such other place or places, within or outside of the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 Annual Meetings. Commencing with the year 2004, annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings will be held at such time, date and place as the Board shall determine by resolution.

         SECTION 2.2 Special Meetings. (a) Special meetings of the stockholders may be called only by (i) the Chairman of the Board (the "Chairman"), (ii) the Chief Executive Officer, (iii) the Secretary of the Corporation within 10 calendar days after receipt of the written request of (A) a majority of the Whole Board, (B) the holders of record of at least 15% of the issued and outstanding Voting Stock of the Corporation or (C) (1) a majority of the Class A Directors or (2) the holders of record of at least 25% of the issued and outstanding Class A Common Stock or Class B Common Stock. Any such request by a majority of the Whole Board or a majority of the Class A Directors must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting.

                  (b) Upon the receipt by the Corporation of a written request executed by the holders of record at least 15% of the issued and outstanding Voting Stock or, the holders of record of at least 25% of the issued and outstanding Class A Common Stock (a "Meeting Request"), the Secretary will
(i) call a special meeting of the stockholders for the purposes specified in the Meeting Request and (ii) fix a record date for the determination of stockholders entitled to notice of and to vote at such meeting, which record date will not be later than 60 calendar days after the date of receipt by the Corporation of the Meeting Request; provided, however, that no separate special meeting of stockholders requested pursuant to a Meeting Request will be required to be convened if (A) the Board calls an annual or special meeting of stockholders to be held not later than 90 calendar days after receipt of such Meeting Request and (B) the purposes of such annual or special meeting include (among any other matters properly brought before the meeting) the purposes specified in such Meeting Request.

         SECTION 2.3 Place of Meetings. All meetings of the stockholders shall be held at such places, within or outside of the State of Delaware, as may from time to time be designated by the Board, the Chairman, the President or the Secretary and specified in the respective notices or waivers of notice thereof. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held by means of remote communication, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

         SECTION 2.4 Notice of Meetings. Except as otherwise provided herein or required by law, written notice of each meeting of the stockholders, whether annual or special, stating the place, if any, date and time thereof, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, stating the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

         SECTION 2.5 Quorum. The holders of record of a majority of the stock issued and outstanding and entitled to be voted at a meeting of stockholders, present in person or by proxy or otherwise participating in such meeting, will constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, the stockholders present in person or by proxy or otherwise participating in such meeting and entitled to vote thereat will have the power to adjourn such meeting from time to time, without notice other than announcement at the meeting, provided that the adjournment is for less than 30 calendar days, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. Where a separate vote of a class or classes is required with respect to a matter, a majority of the outstanding shares of each such respective class or classes, present in person or by proxy or otherwise participating in a meeting, will constitute a quorum entitled to take action with respect to the vote on such matter.

         SECTION 2.6 Voting. Except as otherwise provided by law, or by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be in a form permitted by Section 212 of the General Corporation Law of the State of Delaware (or any successor provision). Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary of the Corporation, or by a later appointment of a proxy. The vote upon any question brought before a meeting of these stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these Bylaws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of directors or as otherwise provided in these Bylaws, the Certificate of Incorporation, provided, however, that where a separate vote of a class or classes is required, and provided that a quorum of such class or classes is present at any meeting, corporate action to be taken by such class or classes shall be authorized by a majority of the votes (assigned under the Certificate of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by such class or classes. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes (assigned under the Certificate of Incorporation to the shares of the Corporation represented in person or by proxy at the meeting and entitled to vote) cast by the stockholders entitled to vote and present in person or represented by proxy at the meeting.

         SECTION 2.7 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least 10 calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 calendar days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 2.8 Inspectors of Election. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors of election to replace any inspector of election who fails to act. If no inspector of election or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors of election.

         SECTION 2.9 Order of Business. (a) The Chairman, or such other officer of the Corporation designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in good faith to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in good faith, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

                  (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Bylaw 2.4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with Bylaw 2.9(c).

                  (c) For business to be properly requested by a stockholder to be brought before an annual meeting, (i) the stockholder must be a stockholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) the stockholder must be entitled to vote at such meeting, and (iii) the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if there was no annual meeting held during the prior year or if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (E) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote required to approve the proposal. Notwithstanding the foregoing provisions of this Bylaw 2.9(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 2.9(c). For purposes of this Bylaw 2.9(c) and Bylaw 3.3, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act or furnished to stockholders. Nothing in this Bylaw 2.9(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                  (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman, the President or a majority of the Whole Board in accordance with Bylaw 2.4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board or a majority of the Class A Directors.

                  (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Bylaw 2.9 will be made in good faith by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

         SECTION 2.10      Action Without Meeting.

         Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without a vote, if a consent in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding stock having not fewer than the minimum number of votes assigned under the Certificate of Incorporation to the shares of the Corporation that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting and (b) be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the Corporation's registered office shall be by hand, by verified facsimile, by nationally recognized courier or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the Corporation, in the manner required by this Bylaw 2.10 within sixty (60) (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the Corporation in the manner required by this Bylaw 2.10. The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Prompt notice of the effectiveness of such action shall also be given to those stockholders who did not consent in writing.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board.

         SECTION 3.2 Number and Term of Office. The authorized number of directors shall be nine and the authorized number of directors may be changed from time to time only (a) by a vote of a majority of the Whole Board, including at least one Class A Director, or (b) by the holders of at least (i) a majority of the issued and outstanding Class A Common Stock, voting separately as a single class, and (ii) a majority of the issued and outstanding Class B Common Stock, voting separately as a single class. Directors need not be stockholders. Each director of the Corporation shall hold office until the next annual meeting of stockholders of the Corporation and until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

         SECTION 3.3 Nomination of Directors; Election. (a) Only persons who are nominated in accordance with this Bylaw 3.3 will be eligible for election at a meeting of stockholders to be members of the Board.

                  (b) (i) Nominations for election as Class A Directors at an annual meeting of stockholders may be made only (A) by or at the direction of the Class A Directors or (B) by any stockholder that is a holder of record of Class A Common Stock at the time of giving of notice provided for in this Bylaw 3.3, that is entitled to vote for the election of Class A Directors at such meeting, and that complies with the procedures set forth in this Bylaw 3.3, and
(ii) nominations for election as Class B Directors at an annual meeting of stockholders may be made only (A) by or at the direction of the Class B Directors or (B) by any stockholder that is a holder of record of Class B Common Stock at the time of giving of notice provided for in this Bylaw 3.3, that is entitled to vote for the election of Class B Directors at such meeting, and that complies with the procedures set forth in this Bylaw 3.3. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

                  (c) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if there was no annual meeting held during the prior year or if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. To be in proper written form, such stockholder's notice must set forth or include
(i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class series, if any, and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected; and (vii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the capital stock of the Corporation entitled to vote on such election that is required to elect such nominee or nominees. At the request of the Board, any person nominated by the Board for election as a director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Bylaw 3.3, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Bylaw 3.3, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 3.3.

         SECTION 3.4 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.5 Newly Created Directorships and Vacancies. Any newly created directorship resulting from any increase in the number of Class A Directors and any vacancies of Class A Directors resulting from death, resignation, disqualification, removal or other cause will be filled (a) prior to a Trigger Event by (i) the affirmative vote of a majority of the remaining Class A Directors then in office, even though less than a quorum of the Board,
(ii) the sole remaining Class A Director, (iii) if there are no remaining Class A Directors, the affirmative vote of a majority of the Independent Directors, if any, or (iv) if there are no remaining Independent Directors, the affirmative vote of the holders of a majority of the votes attributable to the issued and outstanding Class A Common Stock, excluding any such holder that is an Interested Stockholder, at a meeting called for that purpose, and (b) following a Trigger Event by (i) the affirmative vote of a majority of all of the remaining directors then in office, even though less than a quorum of the Board,
(ii) the sole remaining director or (iii) the affirmative vote of the holders of a majority of the votes attributable to the issued and outstanding Class A Common Stock and Class B Common Stock voting together as a single class. Any newly created directorships resulting from any increase in the number of Class B Directors and any vacancies of Class B Directors resulting from death, resignation, disqualification, removal or other cause will be filled by (a) the affirmative vote of a majority of the remaining Class B Directors then in office, even though less than a quorum of the Board, (b) the sole remaining Class B Director, or (c) the affirmative vote of the holders of a majority of the issued and outstanding Class B Common Stock, at a meeting called for that purpose. Any director elected in accordance with the preceding sentence will hold office until the next annual meeting of stockholders and until such director's successor has been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director.

         SECTION 3.6 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or outside of the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.

         SECTION 3.7 Regular Meeting. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. Regular meetings of the Board may be held either within or outside of the State of Delaware, as is determined by the Board. The Board may fix the place, if any, of its regular meetings. Notice of regular meetings need not be given.

         SECTION 3.8 Special Meetings. Special meetings of the Board may be called by the Chairman or the President on two calendar days' notice to each director by whom such notice is not waived, given either personally or by mail, courier, telephone, facsimile, electronic mail or other form of electronic transmission, or other medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request of a majority of the Whole Board. Special meetings of the Board may be held either within or outside of the State of Delaware as is determined by the Board or specified in the notice of any such meeting. The Board may fix the time and place, if any, of special meetings.

         SECTION 3.9 Quorum and Manner of Acting. At all meetings of the Board, the presence of a majority of the Whole Board shall be required to constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided, and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the directors present at, or participating in, any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at, or participating in, any meeting of the Board, the directors present thereat, or participating therein, may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present or participating.

         SECTION 3.10 Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or by similar communications equipment pursuant to which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

         SECTION 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         SECTION 3.12 Removal of Directors. A director may be removed from office by the stockholders only for cause and only in the manner specified in the Certificate of Incorporation.

         SECTION 3.13 Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by directors to the Corporation or any of its majority-owned subsidiaries.

         SECTION 3.14 Committees. (a) The Board, by resolution passed by a majority of the Whole Board, will designate an Executive Committee in accordance with the Corporation's Certificate of Incorporation. The Board, by resolution passed by a majority of the Whole Board will also designate an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Such committees shall consist of one or more directors and each shall have such lawfully delegable powers and duties as the Board may confer; provided, however, that persons who are not directors of the Corporation may also be members of such committees to the extent provided in the resolution of the Board, and permitted by the DGCL. The Class A Director Nominating Committee shall consist of the Class A Directors. To the extent that a Class A Director is required to vote on a particular matter, a committee shall not make any such determination on behalf of the Board unless a Class A Director (i) is on such committee and
(ii) votes in favor of such matter.

                  (b) The Board, by resolution passed by a majority of the Whole Board, may designate one or more additional committees, each to have such lawfully delegable powers and duties as the Board may confer.

                  (c) Each committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may also designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any vacancy in the Executive Committee may be filled from among the Directors by a resolution of a majority of the Whole Board.

                  (d) Except as otherwise provided in these Bylaws or by law, any committee of the Board, to the extent provided in Bylaw 3.14(a) or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Corporation. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, the presence of a majority of the members of any committee of the Board shall be required to constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1 Generally. The officers of the Corporation will be elected by the Board and will consist of a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, a Chief Executive Officer, President, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any director.

         SECTION 4.2 Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.

         SECTION 4.3 Succession. The officers of the Corporation will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board or by the Chairman as provided in Bylaw 4.1.

         SECTION 4.4 Authority and Duties. Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

                                    ARTICLE V
                                      STOCK

         SECTION 5.1 Certificates. Certificates representing shares of stock of the Corporation will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Corporation by the Chairman, President or any Vice President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

         SECTION 5.2 Classes of Stock. The designations, preferences, and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

         SECTION 5.3 Lost, Stolen, or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

         SECTION 5.4 Record Dates. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 or less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

                  (c) The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

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                                   ARTICLE VI
                                     NOTICES

         SECTION 6.1 Generally. Except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any director or stockholder, it will not be construed to require personal notice, but such notice may be given: (a) in writing, by mail or courier service, addressed to such director or stockholder, at the address of such director or stockholder as it appears on the records of the Corporation, with postage thereon prepaid; or (b) by form of electronic transmission consented to by such director or stockholder. Notice given by mail or courier service will be deemed to be given at the time when the same is deposited in the United States mail. Notice given pursuant to electronic transmission will be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director or stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director or stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the director or stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the director or stockholder. Notice to directors may also be given by telephone or similar medium of communication or as otherwise may be permitted by these Bylaws.

         SECTION 6.2 Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

         SECTION 7.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation and shall be in such form as may be approved from time to time by the Board.

         SECTION 7.3 Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that (i) no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and these Bylaws and (ii) that

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any amendment or repeal of, or adoption of any Bylaw inconsistent with, any of
Bylaws 2.2, 2.5, 2.6, 3.2, 3.3, 3.5, 3.12 and 3.14 or this Bylaw 7.3 by the
Board prior to a Trigger Event must be approved by a majority of the Class A Directors.

         SECTION 7.4 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         SECTION 7.5 Certain Defined Terms. Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation.

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                            CERTIFICATE OF SECRETARY

         The undersigned, being the duly elected Secretary of New Globalstar Corporation, a Delaware corporation, hereby certifies that the Bylaws to which this Certificate is attached were duly adopted by the Board of Directors of said Corporation on ____________ ___, 2003.

                                             ___________________________________

                                             ______________________
                                             Secretary